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                                CEPHALON, INC.
                          401(K) PROFIT SHARING PLAN

                               TABLE OF CONTENTS

                                 INTRODUCTION

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
ARTICLE I -  DEFINITIONS....................................................   3
         1.01  "ACTUAL DEFERRAL PERCENTAGE".................................   3
         1.02  "BENEFICIARY"................................................   4
         1.03  "CASH-OUT DISTRIBUTION"......................................   4
         1.04  "CODE".......................................................   4
         1.05  "COMPENSATION"...............................................   4
         1.06  "DATE OF PARTICIPATION"......................................   7
         1.07  "EARLY RETIREMENT AGE".......................................  11
         1.08  "EARNED INCOME"..............................................  11
         1.09  "EFFECTIVE DATE".............................................  12
         1.10  "ELIGIBLE PARTICIPANT".......................................  12
         1.11  "EMPLOYEE"...................................................  12
         1.12  "EMPLOYEE COMPENSATION"......................................  12
         1.13  "EMPLOYER"...................................................  12
         1.14  "EMPLOYER CONTRIBUTION ACCOUNT"..............................  13
         1.16  "EMPLOYER MATCHING CONTRIBUTION ACCOUNT".....................  14
         1.17  "EMPLOYMENT COMMENCEMENT DATE"...............................  14
         1.18  "EXCESS CONTRIBUTIONS".......................................  14
         1.19  "EXCESS DEFERRALS"...........................................  14
         1.20  "FAMILY MEMBER"..............................................  16
         1.21  "FIVE PERCENT OWNER".........................................  16
         1.23  "HOUR OF SERVICE"............................................  18
         1.24  "NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS"......................  20
         1.25  "NON-HIGHLY COMPENSATED EMPLOYEE"............................  20
         1.26  "NORMAL FORM OF BENEFIT".....................................  20
         1.27  "NORMAL RETIREMENT AGE"......................................  21
         1.28  "NORMAL AND EARLY RETIREMENT DATE"...........................  21
         1.29  "ONE YEAR BREAK IN SERVICE"..................................  24
         1.30  "OWNER-EMPLOYEE".............................................  24
         1.31  "PARTICIPANT"................................................  24
         1.32  "PARTICIPANT LOANS"..........................................  24
         1.33  "PLAN".......................................................  24
         1.34  "PLAN ADMINISTRATOR".........................................  24
         1.35  "PLAN YEAR"..................................................  24
         1.36  "SALARY DEFERRAL AGREEMENT"..................................  24
         1.37  "SELF-EMPLOYED INDIVIDUAL....................................  26
         1.38  "TRUST"or "TRUST FUND".......................................  26
         1.39  "TRUSTEE"....................................................  26

                                       i
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
         1.40  "VESTED PORTION"............................................   26
         1.41  "VOLUNTARY SALARY DEFERRAL CONTRIBUTION ACCOUNT"............   29
         1.42  "YEAR OF SERVICE"...........................................   29
         1.43  "YEAR OF VESTED SERVICE"....................................   31

ARTICLE II - PARTICIPATION.................................................   32
         2.01  COMMENCEMENT OF PARTICIPATION...............................   32
         2.02  CONTINUOUS EMPLOYMENT.......................................   32
         2.03  TERMINATION OF PARTICIPATION................................   32
         2.04  PARTICIPATION AFTER ONE YEAR BREAK IN SERVICE...............   33
         2.05  EMPLOYEES SUBJECT TO COLLECTIVE BARGAINING..................   33
         2.06  OWNER-EMPLOYEE LIMITATION...................................   35

ARTICLE III - CONTRIBUTIONS................................................   37
         3.01  AMOUNT OF EMPLOYER CONTRIBUTION.............................   37
         3.02  LIMITATION ON EMPLOYER CONTRIBUTIONS........................   37
         3.03  VOLUNTARY SALARY DEFERRAL CONTRIBUTIONS.....................   38
         3.04  AMENDMENT OF SALARY DEFERRAL AGREEMENTS.....................   39
         3.05  ACTUAL DEFERRAL PERCENTAGE LIMITATION.......................   39
         3.06  CORRECTIVE DISTRIBUTION OF EXCESS CONTRIBUTIONS.............   45
         3.07  TREATMENT OF EXCESS DEFERRALS...............................   47
         3.08  LIMITATIONS ON WITHDRAWALS AND DISTRIBUTIONS................   49
         3.09  HARDSHIP DISTRIBUTIONS......................................   50
         3.10  EMPLOYER MATCHING CONTRIBUTIONS.............................   53
         3.11  NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS.......................   53
         3.12  ACTUAL CONTRIBUTION PERCENTAGE LIMITATIONS..................   53
         3.13  MULTIPLE USE OF ALTERNATE LIMITATIONS.......................   59

ARTICLE IV - ALLOCATIONS...................................................   62
         4.01  ALLOCATION OF EMPLOYER CONTRIBUTIONS........................   62
         4.02  APPLICATION OF FORFEITURES AND SUSPENSE ACCOUNT.............   65
         4.03  CREDITING GAINS AND LOSSES ON GENERAL
               TRUST INVESTMENTS...........................................   66
         4.04  PARTICIPANT'S CONTROL.......................................   67
         4.05  PLAN MAINTAINED BY MORE THAN ONE EMPLOYER...................   67

ARTICLE V - BENEFITS.......................................................   69
         5.01  RETIREMENT BENEFIT..........................................   69
         5.02  DISABILITY BENEFIT..........................................   69
         5.03  DEATH BENEFIT...............................................   69
         5.04  DEFERRED VESTED BENEFIT.....................................   70
         5.05  VALUATION DATE..............................................   70

                                       ii
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
ARTICLE VI - COMMENCEMENT OF BENEFITS......................................   71
         6.01  MANDATORY COMMENCEMENT DATE.................................   71
         6.02  CASH-OUT DISTRIBUTION.......................................   75
         6.03  DISTRIBUTION PURSUANT TO A QUALIFIED
               DOMESTIC RELATIONS ORDER....................................   78

ARTICLE VII - FORM OF BENEFITS.............................................   79
         7.01  METHOD OF PAYMENT...........................................   79
         7.02  DISTRIBUTION OF BENEFITS UPON DEATH.........................   80
         7.03  DEFINITIONS.................................................   83

ARTICLE VIII - INSURANCE CONTRACTS.........................................   86
         8.01  TRUSTEE'S OPTION............................................   86
         8.02  LIMITATION ON PURCHASE OF INSURANCE.........................   86
         8.03  INSURANCE COMPANY...........................................   87

ARTICLE IX - CLAIMS........................................................   88
         9.01  CLAIMS......................................................   88
         9.02  REVIEW OF CLAIM.............................................   88

ARTICLE X - TOP HEAVY PROVISIONS...........................................   89
         10.01 DEFINITIONS.................................................   89
         10.02 DETERMINATION OF TOP HEAVY STATUS...........................   93
         10.03 MINIMUM ALLOCATIONS.........................................   94
         10.04 MINIMUM VESTING.............................................   98

ARTICLE XI - AMENDMENT AND TERMINATIONS....................................  100
         11.01 GENERAL.....................................................  100
         11.02 AMENDMENT...................................................  100
         11.03 TERMINATION.................................................  101
         11.04 FAILURE TO QUALIFY..........................................  101

ARTICLE XII - PARTICIPANTS' RIGHTS.........................................  103
         12.01 MERGER AND CONSOLIDATION....................................  103
         12.02 EMPLOYMENT RIGHTS...........................................  103
         12.03 SPENDTHRIFT.................................................  103
         12.04 INABILITY TO LOCATE PARTICIPANT OR BENEFICIARY..............  104

ARTICLE XIII - TRANSFER OF ACCOUNTS
TO AND FROM OTHER QUALIFIED PLANS..........................................  106
         13.01 TRANSFER FROM PLAN..........................................  106
         13.02 TRANSFER TO PLAN............................................  107
         13.03 REQUIREMENT OF TRUST........................................  107

                                      iii
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
         13.04 RESTRICTIONS ON TRANSFERRED ACCOUNTS........................  107

ARTICLE XIV - LOANS FROM EMPLOYER CONTRIBUTION ACCOUNTS....................  109
         14.01 PROCEDURE...................................................  109
         14.02 INTEREST....................................................  109
         14.03 REPAYMENT UPON TERMINATION OF EMPLOYMENT....................  110
         14.04 GENERAL.....................................................  110

ARTICLE XV - LOANS FROM VOLUNTARY SALARY REDUCTION
CONTRIBUTION ACCOUNTS......................................................  113
         15.01 PROCEDURE...................................................  113
         15.02 INTEREST....................................................  113
         15.03 GENERAL.....................................................  114


ARTICLE XVI - QUALIFIED DOMESTIC RELATIONS ORDERS..........................  117
         16.01 DEFINITIONS.................................................  117
         16.02 NOTICE......................................................  118
         16.03 DETERMINATION OF QUALIFIED STATUS...........................  118
         16.04 APPLICABLE INTEREST RATE....................................  119

APPENDIX I        LIMITATIONS SECTION 415

APPENDIX II       IMPLEMENTING SECTION 4.04 - EARMARKING OF
                  VOLUNTARY SALARY DEFERRAL CONTRIBUTION
                  ACCOUNTS AND EMPLOYER MATCHING CONTRIBUTION
                  ACCOUNTS

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                                CEPHALON, INC.

                          401(K) PROFIT SHARING PLAN



     By resolution dated November 18, 1991, Cephalon, Inc., hereinafter referred to as the "Employer," adopted a retirement program (the "Plan") for the benefit if its employees, to be effective as of January 1, 1990, hereinafter referred to as the "Effective Date." The fiscal year of the Plan, herein referred to as the "Plan Year" shall begin on January I and end on December 31 of each year. The Employer establishes this Plan to comply with all applicable statutes including the Employee Retirement Income Security Act of 1974 (ERISA), the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1974, the Retirement Equity Act of 1984, the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, and the Omnibus Budget Reconciliation Act of 1990.

     The basic purpose of the Plan is to give retirement income to the employees to supplement the benefits they will receive under the Social Security laws.
The plan gives an additional measure of security to participants and their beneficiaries by providing benefits which help to insure against loss caused by disability. In addition, the Plan provides for payments to employees, under certain circumstances, if they die or terminate their employment prior to their retirement.

     The Plan is intended to be a "qualified" Plan under Section 401(a) of the Internal Revenue Code and any amendments to that section, so that payments for the employees made in

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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accordance with the Plan will be deductible by the Employer and nontaxable to the participants until distributed.

     By a separate document, the Employer entered into a Trust Agreement which established a trust to hold, invest and administer the cash, securities and other property set aside for the employees in accordance with the Plan. The term "Trust" as used in this Plan means the Trust established by that Agreement.

     This Plan may be executed in any number of counterparts, each of which shall be deemed an original.

     The Employer signifies its intention to be legally bound by the provisions of the Plan, as hereinafter set forth, by signing it this eighteenth day of November, 1991.

ATTEST:                                 CEPHALON, INC.



______________________________          _______________________________
                                        President

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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                           ARTICLE I -  DEFINITIONS
                           ------------------------

     As used in this Plan and the Trust Agreement adopted in connection therewith, the following words and phrases shall have the meanings set forth in this Article I, unless the context clearly indicates otherwise. Whenever appropriate, words used in the singular shall include the plural, words used in the plural shall include the singular, and the masculine shall include the feminine.

     1.01 "ACTUAL DEFERRAL PERCENTAGE" shall mean the average (for a specified group of employees for a Plan Year) of the ratios, calculated separately for each employee in the group, of the amount of Employer contributions, actually paid over to the Trust on behalf of each such employee for such Plan Year, to his Employee Compensation for such Plan Year. Employer contributions on behalf of any participant shall include:

          (i) any Elective Deferrals made pursuant to the participant's deferral election including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the contribution percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and,

          (ii) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions.

     In calculating the Actual Deferral Percentage for any Highly Compensated Employee who is a participant in two (2) or more cash or deferred arrangements of the Employer, all such cash or deferred arrangements shall be treated as one
(1). For purposes of computing Actual Deferral Percentages, an employee who would be a participant but for the failure to make

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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Elective Deferrals, shall be treated as a participant on whose behalf no
Elective Deferrals are made.

     1.02 "BENEFICIARY" shall mean any person or persons, other than the Participant, entitled to receive benefits under this Plan by designation, under law, or in accordance with the provisions of this Plan.

     1.03 "CASH-OUT DISTRIBUTION" shall mean a distribution made, in accordance with the provisions of Section 6.02, to a Participant whose employment has been terminated for reasons other than death, disability or retirement and which is made as follows:

          (a) A Participant's distribution from his Voluntary Salary Deferral Contribution Account will be made as soon as administratively possible after the end of the periodic valuation period in which the Participant has terminated employment.

          (b) A Participant's distribution from his Employer Matching Contribution Account will be made as soon as administratively possible after the end of the periodic valuation period in which the Participant has terminated employment.

          (c) A Participant's distribution from his Employer Optional Contribution Account will be made as soon as administratively possible after the end of the periodic valuation period in which the Participant has terminated employment.

     1.04 "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          1.04A  "COMPANY" shall mean Cephalon, Inc. or any successor thereto.

          1.04B  "COMPANY STOCK" shall mean the common stock of the Company.

CEPHALON, INC.
401(K) PROFIT SHARING PLAN


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     1.05  "COMPENSATION" shall mean a Participant's total nondeferred compensation reportable for federal income tax purposes which is received from the Employer during the Plan Year and which is determined before reduction for any contribution to a qualified cash or deferred arrangement under Code Section 401(k); provided, however, that for any Self-Employed Individual, Compensation shall mean his Earned Income. Notwithstanding the foregoing, Compensation in excess of Two Hundred Thousand Dollars ($200,000.00) or such other amount as the Secretary of the Treasury may designate, shall be disregarded except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a plan determines compensation on a period of time that contains fewer than twelve (12) calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by twelve
(12).

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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     Notwithstanding the above, compensation shall include any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code.

     In determining the compensation of a participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply except in applying such rules, the term "family member" shall be as defined by Section 1.20.

     If, as a result of the application of the family aggregation rules, the adjusted Two Hundred Thousand Dollars ($200,000) limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation. However, the Plan Administrator may irrevocably elect to apply the limitation towards the compensation for the highest paid Family Member or towards the compensation for the lowest paid Family member.

     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a

FORTH AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1995


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calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

     During a Participant's initial year of participation in the Plan, Compensation paid or accrued prior to his Date of Participation shall be disregarded.

     1.06 "DATE OF PARTICIPATION" All employees employed on or before September 4, 1990 will enter the Plan immediately. Employees employed after September 4, 1990, Date of Participation shall mean January 1 or July 1 coincident with or subsequent to the date on which the following requirements have been satisfied:

FORTH AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1995

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          (a) Attainment of age twenty-one (21), and

          (b) Completion of one (1) Year of Service (Effective January 1, 1993, completion of three (3) months of Service).

     Effective January 1, 1995, "Date of Participation" shall mean January 1, April 1, July 1 or October 1 coincident with or next following the date on which the Participant attains age twenty-one (21).

     Notwithstanding the foregoing, leased employees (as defined in Code Section 414(n)(2)), employees who are members of any collective bargaining unit, or "Post Doc" employees shall not be eligible for participation in this Plan.

FORTH AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1995

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     Notwithstanding the above, compensation shall include any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code.

     In determining the compensation of a participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply except in applying such rules, the term "family member" shall be as defined by Section 1.20.

     If, as a result of the application of the family aggregation rules, the adjusted Two Hundred Thousand Dollars ($200,000) limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides. if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation. However, the Plan Administrator may irrevocably elect to apply the limitation towards the compensation for the highest paid Family Member or towards the compensation for the lowest paid Family member.

     During a Participant's initial year of participation in the Plan, Compensation paid or accrued prior to his Date of Participation shall be disregarded.

     1.06 "DATE OF PARTICIPATION" All employees employed on or before September 4, 1990 will enter the Plan immediately. Employees employed after September 4, 1990, Date of Participation shall mean the January 1 or July 1 coincident with or subsequent to the date on which the following requirements have been satisfied:

SECOND AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1993

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          (a) Attainment of age twenty-one (21), and

          (b) Completion of three (3) Months of Service.

     Notwithstanding the foregoing, neither leased employees (as defined in Code
Section 414(n)(2)) nor employees who are members of any collective bargaining unit shall be eligible for participation in this Plan.

SECOND AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1993


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     The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer.

     A leased employee shall not be considered an employee of the recipient if:
(i) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or
Section 403(b) of the Code; (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated workforce.

     1.07 "EARLY RETIREMENT AGE" shall mean the later of the Participant's attainment of age fifty-five (55) or the tenth (10th) anniversary of his Employment Commencement Date.

     1.08 "EARNED INCOME" shall mean net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided that personal services of the individual are a material income-producing factor. Such net earnings shall be determined without regard to items not included in gross income and deductions allocable to

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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those items and after reduction for the Employer's deductible contribution made on behalf of such individual for such year. Net earnings shall be determined with regard to the deduction allowed to the employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

     1.09  "EFFECTIVE DATE" shall mean January 1, 1990.

     1.10 "ELIGIBLE PARTICIPANT" shall mean a Participant who, in any Plan Year, is eligible to share in the Employer contributions for that year m accordance with the provisions of Section 4.01.

     1.11 "EMPLOYEE" shall mean any person who is employed by the Employer maintaining the plan or any other employer required to be aggregated with such employer under Code Sections 414(b), (c), (m) or (o), any Self-Employed Individual and any Owner-Employee.

     1.12 "EMPLOYEE COMPENSATION" shall mean, for any Plan Year, the amount of the Employee's Compensation which is taken into account under the Plan in calculating the contribution which may be made on his behalf for such Plan Year. Any compensation paid to, or on behalf of, a Family Member, as defined in
Section 1.20, shall be treated as if it were paid to, or on behalf of, the Five Percent (5%) Owner or Highly Compensated Employee with respect to whom the individual is deemed to be a Family Member.

     1.13 "EMPLOYER" shall mean the employer named in the Introduction to this Plan, any other employer adopting this Plan by resolution or other appropriate action, and any successor or predecessor of such employer. In the event the Employer is a member of a commonly controlled group of business organizations within the definitions of Code Section

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

414(b) or 414(c), or an affiliated service group, as defined Code Section 414(m), the term "Employer" shall also mean the other members of such group.

     1.14 "EMPLOYER CONTRIBUTION ACCOUNT" shall mean the account(s) established within the Trust in the name of a Participant to which the Participant's share of any Employer contributions is credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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

     1.15 "EMPLOYER MATCHING CONTRIBUTIONS" the employer may contribute a Matching Contribution equal to a discretionary percentage, to be determined by the Employer, of the participant's salary deferrals. A portion of the matching contribution may be contributed in Company stock. A participant must be employed on the last day of each valuation period to receive a matching contribution for that period.

     1.16 "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" shall mean the account established within the Trust in the name of a Participant to which the Participant's share of Employer Matching Contributions, if any are made, are credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

     1.17 "EMPLOYMENT COMMENCEMENT DATE" shall mean the date on which the Employee first completes an Hour of Service.

     1.18 "EXCESS CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of the aggregate amount of Employer contributions and voluntary salary deferral contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees over the maximum amount of such contributions permitted under the limitations of Section 3.05, determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such Percentages.

     1.19  "EXCESS DEFERRALS" shall mean, with respect to any calendar year, a

SECOND AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1993

                                       14
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Participant's voluntary salary deferral contributions to this Plan, aggregated with all elective deferrals, as defined in Code Section 402(g)(3), under any other cash or deferred arrangement, simplified employee pension plan or tax shelter annuity plan, which exceed Seven Thousand Dollars ($7,000.00), or such other amount as the Secretary of the Treasury may designate. Excess Elective Deferrals shall mean those Elective Deferrals that are

SECOND AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1993


                                       15
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includible in a participant's gross income under Code Section 402(g) to the extent such participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the Plan.

     1.20 "FAMILY MEMBER" shall mean, with respect to any Employee who is (a) a Five Percent Owner, or (b) a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest compensation during the Plan Year, a member of the group including such Employee's spouse, lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants; provided, however, that for purposes of determining the Compensation of such an Employee, Family Member shall mean the spouse of the Employee and any lineal descendants of the Employee who have not attained the age of nineteen (19) prior to the end of the Plan Year. In such case, the family member and five percent (5%) owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten highly compensated employee.

     1.21 "FIVE PERCENT OWNER" shall mean any person who owns or is considered (within the meaning of Code Section 318) to own more than five percent (5%) of the outstanding stock of the Employer, stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer, or more than five percent (5%) of the capital or profits interest in the Employer. For purposes of determining ownership in the Employer, the aggregation rules of Code Sections 414(b), (c) and (m) shall not apply.

CEPHALON, INC.
401(K) PROFIT SHARING PLAN

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     1.22  "HIGHLY COMPENSATED EMPLOYEE' shall mean any employee who, during the
Plan Year or the preceding Plan Year: (a) was at any time a Five Percent Owner, as defined in Section 1.21, (b) received compensation from the Employer in excess of $75,000-00, or such other amount as the Secretary of the Treasury may designate, (c) received compensation from the Employer in excess of $50,000.00 (or such other amount as the Secretary of the Treasury may designate) and was among the top twenty percent (20%) of employees when ranked on the basis of compensation paid during such year, or (d) was at any time an officer of the Employer, as defined in Code Section 416, who received compensation from the Employer in excess of fifty percent (50%) of the dollar limitation imposed by Code Section 415(b)(1)(A) on annual benefits from a defined benefit pension plan. The term highly compensated employee also includes: (a) employees who are both described in the preceding sentence if the plan year is substituted for preceding year and the employee is one of the one hundred (100) employees who received the most compensation from the employer during the plan year; and (b) employees who are five percent (5%) owners at any time during the preceding year or plan year.

     If no officer has satisfied the compensation requirement during either the Plan Year or the preceding Plan Year, the highest paid officer for such year shall be treated as a highly compensated employee.

     A former employee shall be treated as a Highly Compensated Employee, if such individual separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Employer during the Plan Year and, if such individual was a Highly Compensated Employee when he separated from service or if he was a Highly Compensated

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Employee at any time after attaining age fifty-five (55). If an employee is, during the plan year or the preceding plan year, a family member of either a five percent (5%) owner who is an active or former employee or a highly compensated employee who is one of the ten (10) most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member aid the five percent (5%) owner or top-ten highly compensated employees shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten highly compensated employees shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten highly compensated employees. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants. The determination of who is a highly compensated employee, including the determination of the number and identity of the employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers and the compensation that is considered will be made in accordance with Code Section 414(q) and the regulations thereunder.

     1.23 "HOUR OF SERVICE" shall mean each hour for which the Employee is either directly or indirectly paid or entitled to payment by the Employer, whether for the performance of duties or for any other reason, or each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the Employer. The calculation of hours hereunder will be computed and credited in accordance with United States Department of Labor Regulation

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401(K) PROFIT SHARING PLAN

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

2530.200b-2.

     Notwithstanding the foregoing, not more than five hundred one (501) hours of service shall be credited to an Employee on account of any Plan Year during which the Employee performs no duties.

     In calculating Hours of Service, records of each such hour shall be maintained, and each Employee may inspect such records at such reasonable times and places as the Employer shall designate; provided, however, that such right of inspection shall be limited to those completed Plan Years in which the Employee has been credited with less than one thousand (1,000) hours.

     Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting employer is a member and any other entity required to be aggregated with the employer pursuant to Section 414(o) and the regulations thereunder.

     Hours of Service will also be credited for any individual considered an employee for purposes of this plan under Section 414(n) or Section 414(o) and the regulations thereunder.

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

     Solely for purposes of determining whether a One Year Break in Service has occurred, a Participant who is on a "maternity or paternity leave of absence' shall be credited with the Hours of Service with which he would normally be credited but for the absence. In the event such hours cannot be determined, the Participant shall be credited with eight (8) Hours of Service per normal workday of absence; provided, however, that no more than five hundred one (501) hours of service shall be credited for any single maternity or paternity leave of absence. Such Hours of Service shall be credited only (a) in the Plan Year in which the maternity or paternity leave of absence begins, if the crediting of such Hours of Service is necessary to prevent the occurrence of a One Year Break in Service, or (b) in any other case, in the year immediately following the year in which the maternity or paternity leave begins. For purposes of this section "maternity or paternity leave of absence" shall mean an absence due to (a) pregnancy, (b) birth of a child, (c) placement of a child with the Participant in connection with the adoption of such child, or (d) caring for a child immediately following such birth or placement.

     1.24 "NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS" shall not be required or permitted under the Plan.

     1.25 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean any employee who is not a Highly Compensated Employee or a Family Member.

     1.26 "NORMAL FORM OF BENEFIT" shall mean a single lump sum payment. Distributions representing salary deferrals and the vested cash portion of employer matching contributions will be made in cash. Distributions representing the vested Company stock portion of Employer Matching Contributions, the Company stock portion of Voluntary Salary Deferral

SECOND AMENDMENT TO CEPHALON, INC.
401(K) PROFIT SHARING PLAN

Contributions and any Company stock representing the repayment of a loan from the Plan pursuant to Section 15.04 will be made in Company stock; provided, however, that cash will be distributed in lieu of any fractional shares of Company stock.

     1.27 "NORMAL RETIREMENT AGE" shall mean the later of the Participant's attainment of age sixty-five (65) or the fifth (5th) anniversary of his Employment.

     1.28 "NORMAL AND EARLY RETIREMENT DATE" shall mean the anniversary date preceding attainment of Normal and Early Retirement Age.

SECOND AMENDMENT TO CEPHALON, INC.
401(K) PROFIT SHARING PLAN

     1.29 "ONE YEAR BREAK IN SERVICE" shall mean a Plan Year during which the Employee does not complete more than five hundred (500) Hours of Service with the Employer.

     1.30 "OWNER-EMPLOYEE" shall mean a Self-Employed Individual who is the sole proprietor or a partner who owns more than ten percent (10%) of either the capital or profit interest in the Employer.

     1.31 "PARTICIPANT" shall mean any Employee who has attained his Date of Participation and has not become ineligible for any reason to participate further in the Plan.

     1.32 "PARTICIPANT LOANS" shall be permitted under the Plan in accordance with Article XV.

     1.33 "PLAN" shall mean the retirement plan sponsored by the Employer as embodied herein.

     1.34 "PLAN ADMINISTRATOR" shall mean the Employer or such other individual, group or entity as shall be designated by the Employer.

     1.35 "PLAN YEAR" shall mean the twelve (12) month consecutive month period beginning on January 1 of each year and ending on December 31.

     1.36 "SALARY DEFERRAL AGREEMENT" shall mean a written agreement providing for voluntary salary deferral contributions to be made by a Participant in accordance with the provisions of Section 3.03 and subject to the following conditions :

          (a) A Salary Deferral Agreement shall be effective for the payroll period next following the date on which the agreement is executed by the Participant and Employer and shall remain effective unless and until amended.

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401(K) PROFIT SHARING PLAN

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

          (b) A Salary Deferral Agreement may be amended by a Participant effective as of the first payroll period within the months of January, April, July or October of each Plan Year, or any other time designated by the Plan Administrator.

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                                       23

          (c) In addition to the foregoing, a Salary Deferral Agreement may be implemented by a Participant to provide for a single lump sum voluntary salary deferral during the month of December, in lieu of or in addition to, any other Salary Deferral Agreement.

          (d) In addition to the foregoing, the amount of Salary Deferral Contribution shall be equal to at least one percent (1%) but no more than fifteen percent (15%) of the Participant's compensation.

     1.37 "SELF-EMPLOYED INDIVIDUAL " shall mean an individual who has Earned Income, or who would have had Earned Income but for the fact that the trade or business for which the Plan is established did not have net profits for the taxable year.

     1.38 "TRUST" or "TRUST FUND " shall mean the assets of the Plan as shall exist from time to time and as shall be administered by the Trustee pursuant to the terms of the Trust Agreement.

     1.39 "TRUSTEE " shall mean the person, persons or entities who, from time to time, are serving as trustees under the Trust Agreement adopted in connection with the Plan. The Trustee is the Named Fiduciary under the provision of the Employee Retirement Income Security Act of 1974.

     1.40 "VESTED PORTION " shall mean the portion of a Participant's account which is nonforfeitable and which is determined as follows:

          (a) A Participant's vested portion of his Employer Contribution Account is determined in accordance with the following schedule:

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               Years of Vested Service                  Vested Portion
               -----------------------                  --------------
               Less than 3 years                              0%
               3 but less than 4 years                       50%
               4 but less than 5 years                       50%
               5 years or more                              100%

          (b) A Participant's Vested Portion of his Employer Matching Contribution Account is determined in accordance with the following schedule:


               Years of Vested Service                  Vested Portion
               -----------------------                  --------------
               Less than 3 years                              0%
               3 but less than 4 years                       50%
               4 but less than 5 years                       50%
               5 years or more                              100%

          (c) A Participant's vested portion of his Voluntary Salary Deferral Contribution Account is one hundred percent (100%) at all times.

     1.41 "VOLUNTARY SALARY DEFERRAL CONTRIBUTION ACCOUNT" shall mean the account established within the Trust in the name of a Participant to which the Participant's voluntary salary deferral contributions are credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

     1.42 "YEAR OF SERVICE" An employee has completed a year of service for eligibility purposes when he is credited with one thousand (1,000) or more hours of service during any eligibility computation period. The initial eligibility computation period shall be the twelve (12) consecutive month period beginning with the date on which the employee first

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401(K) PROFIT SHARING PLAN
performs an hour of service.

     Subsequent eligibility computation periods shall be the Plan Year that includes such employee's employment commencement date. After an employee becomes a participant, all further measurements shall be made on the basis of a Plan Year which includes the Plan Year in which his employment commenced. An employee who is credited with one thousand (1,000) hours of service in both the initial eligibility computation period and the first plan year which commences prior to the first anniversary of the employee's initial eligibility computation period will be credited with two years of service for purposes of eligibility to participate.

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401(K) PROFIT SHARING PLAN

          (b) A Participant's Vested Portion of his Employer Matching Contribution Account is determined in accordance with the following schedule:

               Years of Vested Service                  Vested Portion
               -----------------------                  --------------
               Less than 1 years                              0%
               1 but less than 2 years                       25%
               2 but less than 3 years                       50%
               3 but less than 4 years                       75%
               4 years or more                              100%

          (c) A Participant's vested portion of his Voluntary Salary Deferral Contribution Account is one hundred percent (100%) at all times.

     1.41 "VOLUNTARY SALARY DEFERRAL CONTRIBUTION ACCOUNT " shall mean the account established within the Trust in the name of a Participant to which the Participant's voluntary salary deferral contributions are credited and which is adjusted, in accordance with the provisions of Section 4.03, for any gains or losses on the investments of the Trust.

     1.42 "YEAR OF SERVICE " An employee has completed a year of service for eligibility purposes when he is credited with one thousand (1,000) or more hours of service during any eligibility computation period. The initial eligibility computation period shall be the twelve (12) consecutive month period beginning with the date on which the employee first performs an hour of service.

     Subsequent eligibility computation periods shall be the Plan Year that includes such employee's employment commencement date. After an employee becomes a participant, all

FORTH AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1995
further measurements shall be made on the basis of a Plan Year which includes the Plan Year in which his employment commenced. An employee who is credited with one thousand (1,000) hours of service in both the initial eligibility computation period and the first plan year which commences prior to the first anniversary of the employee's initial eligibility computation period will be credited with two years of service for purposes of eligibility to participate.

FORTH AMENDMENT TO THE CEPHALON, INC.
401(K) PROFIT SHARING PLAN
EFFECTIVE JANUARY 1, 1995

     For eligibility purposes, an employee may also be given credit for service completed, prior to employment with the Employer, for such other entities, if any, as are identified by resolution or other appropriate action of the Employer.

     1.43 "YEAR OF VESTED SERVICE " shall mean a Plan Year during which the Participant has been credited with at least one thousand (1,000) Hours of Service with the Employer.

     For vesting purposes, an employee may also be given credit for service completed, prior to employment with the Employer, for such other entities, if any, as are identified by resolution or other appropriate action of the Employer. If the employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the employer.

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401(K) PROFIT SHARING PLAN

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

                          ARTICLE II - PARTICIPATION

     2.01 COMMENCEMENT OF PARTICIPATION : An Employee shall commence participation in the plan as of his Date of Participation, as defined in Section 1.06

     2.02 CONTINUOUS EMPLOYMENT : Leave of absence, temporary layoff, service in the Armed Forces of the United States, and service on jury duty shall not be considered to be a termination of employment or a break in the continuity of employment for purposes of this Plan provided that the absence does not exceed twelve (12) months, or the ___ enlistment period in the case of absence due to service in the Armed Forces, and _____ the Participant returns to his employment with the Employer within sixty (60) days _______. If the Participant does not return to his employment with the Employer _________, he shall be deemed to have terminated his employment as of the date on which his leave of absence ceases.

     2.03 TERMINATION OF PARTICIPATION :

          (a) If a Participant is credited with five hundred (500) or fewer Hours of Service in any Plan Year, his participation shall cease as of the first day of that Plan Year.

          (b) If a Participant's employment is terminated, voluntarily (by resignation or involuntarily (by discharge or as a result of failure to return after an _______ provided in Section 2.02, his participation shall cease.

              (i) on the first day of the Plan Year during which the employment of the Participant has been credited with five hundred (500) or fewer hours of service _______;

              (ii) on the last day of the Plan Year during which employment of the Participant has been credited with more than five hundred (500) Hours of Service _______ Year.

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401(K) PROFIT SHARING PLAN

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

           Notwithstanding anything herein to the contrary, in the event the _______ any voluntary salary deferral contribution during the Plan Year in which Participation cases in accordance with the provisions of this Section 20.03, such contributions shall be retained within the Plan, and the Participant shall be entitled to an Employer Matching Contribution, if any is made under the terms of the Plan, in accordance with Section 3.10, with respect to those voluntary salary deferral contributions.

     2.04  PARTICIPATION AFTER ONE YEAR BREAK IN SERVICE:

           (a) In the event an Employee incurs a One Year Break in Service prior to becoming a Participant, he shall be treated thereafter as a new employee for purposes of participation under Sections 1.06 and 2.01.

           (b) In the event a Participant incurs a One Year Break in Service, he shall be treated as a new employee under Sections 1.06 and 2.01, for purposes of reparticipation. Once he has satisfied the service conditions of Section 1.06, if any, he shall resume participation in this Plan, retroactively, as of his Employment Commencement Date following the One Year Break in Service; provided, however, that from the time his initial participation ceases until he has completed any period of service required for reparticipation, he shall not share in any allocation of Employer contributions, except as otherwise specifically provided in Section 4.01. A vested participant's service will be restored upon reemployment.

     2.05  EMPLOYEES SUBJECT TO COLLECTIVE BARGAINING:
Notwithstanding any provision in this Article to the contrary, no employee who is a member of a collective bargaining unit shall be eligible for participation in this Plan.

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401(K) PROFIT SHARING PLAN

          (a) In the event an employee who has been ineligible for participation under this Section 2.05 subsequently becomes eligible by reason of a change in status to a category of employment eligible for participation, he shall commence participation on the day of his change in status, if on such date he has satisfied the conditions of Section 1.06. If on such date he has not satisfied the condition of Section 1.06, his participation will commence on his Date of Participation, as defined in Section 1.06.

          (b) In the event that a Participant becomes ineligible for continued participation by reason of change in status to a category of employment ineligible for participation, he shall cease to be a Participant hereunder as of the day immediately preceding his change in status.

          (c) Under this Section, it is contemplated that an individual could be a participant in two (2) plans to which the Employer contributes in a single year, being in each for a portion of said year. For such year, all Hours of Service, wages, and other compensation shall be aggregated and apportioned such that the individual

              (i)  shall not be deprived of any benefit, and

              (ii) shall not receive a duplication of benefits.

          (d) Upon a change to ineligible status by any Participant hereunder, the Participant's accounts shall remain within the Trust hereunder, and the employee will continue to accrue vested rights therein, plus gains and losses thereon, under the provisions hereof, until such time he shall terminate service with the Employer and become entitled to benefits under Article V.

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401(K) PROFIT SHARING PLAN

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

     2.06  OWNER-EMPLOYEE LIMITATION

           (a) If this Plan provides contributions or benefits for one or more Owner Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses.

           (b) If the Plan provides contributions or benefits for one or more Owner Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

           (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

           (d) For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner Employee, or two or more Owner-Employees together:

               (i) own the entire interest in an unincorporated trade or business, or

               (ii) in the case of a partnership, own more than fifty percent (50%) of

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401(K) PROFIT SHARING PLAN

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

either the capital interest or the profits interest in the partnership.

     For purposes of the preceding sentence, an Owner-Employee, or two or more Owner Employees, shall be treated as owning any interest in a partnership which is owner, directly or indirectly, by a partnership which such Owner-Employee, or such two or more OwnerEmployees, are considered to control within the meaning of the preceding sentence.

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401(K) PROFIT SHARING PLAN

                          ARTICLE III - CONTRIBUTIONS
                          ---------------------------

     3.01 AMOUNT OF EMPLOYER CONTRIBUTION: The amount to be contributed to the Plan shall be determined for each Plan Year by the Employer. Such Employer contribution, if any, shall be paid to the Trust within the time period and manner permitted by the Code. All or a portion of an employer contribution that is not deductible under Code Section 404, must be returned to the Employer within one year of the contribution according to regulations promulgated by the Internal Revenue Service.

     3.02 LIMITATION ON EMPLOYER CONTRIBUTIONS: In no event shall a contribution be made on behalf of any Participant which would result in a violation of Code Section 415. (See Plan Appendix "Limitations - Section 415.") If, for any reason, a Participant would be or has been credited with annual additions in excess of the maximum set out in Code Section 415, by virtue of Employer contributions, the excess will be disposed of as follows:

           (i) any nondeductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the participant;

           (ii)  the employer may elect to recover the same under Article I,
Section 2(a) or 2(c) of the Trust Agreement;

           (iii) If not so recovered or recoverable, the amount shall be allocated to a suspense account and shall be used to reduce the Employer contributions in succeeding years-

     If a suspense account is in existence at any time during a plan year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses.

     If a suspense account is in existence at any time during a particular plan year, all amounts

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401(K) PROFIT SHARING PLAN

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

in the suspense account must be allocated and reallocated to participants' accounts before any employer or employee contributions may be made to the plan for that plan year. Excess amounts may not be distributed to participants or former participants.

     For purposes of the top-heavy requirement, Salary Deferrals may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement for key employees only.

     3.03  VOLUNTARY SALARY DEFERRAL CONTRIBUTIONS:

           (a) Each Plan Year, any Participant may elect to make a voluntary salary deferral contribution to the Trust by entering into a Salary Deferral Agreement with the Employer. The terms of any such Salary Deferral Agreement shall provide that the Participant agrees to accept a reduction in his Compensation in an amount or percentage thereof as specified by the Participant, subject to the limitations set forth in Sections 1.36 and 3.05; provided, however, that in no event shall a voluntary salary deferral contribution be permitted by a Participant to the extent it would result in a violation of Code
Section 415 (See Plan Appendix, "Limitations - Sections 415") or Code Section 401(k).
           (b) In consideration of such agreement, an amount equal to the total amount by which the Participant's Compensation was reduced, pursuant to the Salary Deferral Agreement, will be allocated, no later than as of the last day of the Plan Year, to the Participant's Voluntary Salary Deferral Account, subject to the following conditions:

               (i) The allocation shall be made without regard to the Participant's performance of services or participation in the Plan on any date subsequent to the date of the

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401(k) PROFIT SHARING PLAN
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

allocation, and

               (ii) The voluntary salary deferral contributions so allocated shall be paid to the Trust no later than ninety (90) days following the date the voluntary salary deferral contributions were withheld from the participant's salary. For this purpose voluntary salary deferral contributions are deemed to relate to Compensation that either

                    (A) would have been received by the Participant during the Plan Year, but for the election to defer pursuant to the Agreement, or

                    (B) is attributable to services performed by the Participant during the Plan Year and, but for the election to defer, would have been received by the Participant within two and one-half (2-1/2) months after the close of the Plan Year.

           (c) All voluntary salary deferral contributions of the Participant and all gains and losses on those contributions shall be credited or charged, as the case may be, to the Participant's separate Voluntary Salary Deferral Contribution Account.

     3.04 AMENDMENT OF SALARY DEFERRAL AGREEMENTS: The Employer may amend any Salary Deferral Agreement at any time, if the Employer determines that such amendment is necessary to insure that the limitations of Section 3.05 will not be exceeded or to insure that the nondiscrimination tests of Code Section 401(k) are met for the Plan Year. This is in addition to, and not a limitation of, the provisions of Section 1.36.

     3.05  ACTUAL DEFERRAL PERCENTAGE LIMITATION:

           (a) Actual Deferral Percentage Test:  For each Plan Year the Actual
               -------------------------------
Deferral Percentage, as defined in Section 1.01, for Highly Compensated Employees, as defined in

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

Section 1.22, must bear a relationship to the Actual Deferral Percentage for Non-Highly Compensated Employees, as defined in Section 1.25, which satisfies either of the following actual deferral percentage tests:

               (i) The Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage for the Non-Highly Compensated Employees multiplied by 1.25, or

               (ii) The excess of the Actual Deferral Percentage for the Highly Compensated Employees over that of the Non-Highly Compensated Employees is not more than two (2) percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage for the Non-Highly Compensated Employees multiplied by 2.0.

          (b)  Correction of Excess Contributions:  In the event that the Actual
               ----------------------------------
Deferral Percentage of the Highly Compensated Employees does not satisfy either of the actual deferral percentage tests, set out in Section 3.05(a) above, the Excess Contributions to the Plan for the Plan Year shall be distributed to the Highly Compensated Employees, as provided in Section 3.06.

     Alternatively, the Employer, may elect to make Qualified Matching Contributions to the Plan on the behalf of all participants who are Non-highly Compensation Employees who make salary deferrals to the Plan that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code. "Qualified Matching Contributions" shall mean matching contribution which are subject to the

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

distribution and nonforfeitability requirements under Code Section 401(k).

     In addition, in lieu of distributing Excess Contributions, the employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code. "Qualified Non-elective Contributions" shall mean contributions (other than Matching Contribution or Qualified Matching Contributions) made by the employer and allocated to participants' accounts that the participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provision that are applicable to Salary Deferrals and Qualified Matching Contributions.

          (c) Allocation of Excess Contributions:  In the event that the
              ----------------------------------
Employer elects to distribute excess contributions among the Highly Compensated Employees, the Excess Contributions for a Plan Year are to be allocated in accordance with the following formula:

              (i) The Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent necessary to

                   (A) Enable the Plan to satisfy one of the actual deferral percentage tests, or

                   (B) Cause the Actual Deferral Ratio of that Highly Compensated Employee to equal that of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

              (ii) The above process is repeated until the Plan satisfies one of the

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actual deferral percentage tests.

              (iii) The Excess Contribution of each Highly Compensated Employee is equal to his voluntary salary deferral contributions for the Plan Year, less an amount equal to his deferral ratio for the Plan year (as reduced under the method described above) multiplied by his compensation used in determining that deferral ratio.

          (d) Actual Deferral Ratio:  For purposes of applying the provisions of
              ---------------------
this Section 3.05 and Article III, the term "Actual Deferral Ratio" shall mean, for each Employee, the amount of his voluntary salary deferral contributions for the Plan Year divided by his Compensation for the Plan Year.

              (i) The Actual Deferral Ratio for each employee and the Average Deferral Percentages shall be calculated to the nearest one hundredth of one percent.

              (ii) If an Employee is eligible to participate in more than one cash or deferred arrangement of the Employer, the Actual Deferral Ratio of the Employee shall be calculated by treating all such arrangements as one.

              (iii) If a Highly Compensated Employee is either a Five Percent Owner or one of the ten (10) most highly compensated employees, the combined Actual Deferral Ratio for that Highly Compensated Employee and all those who are Family Members, as defined in Section 1.20, with respect to the Highly Compensated Employee shall be determined by combining the salary deferral contributions and Employee Compensation of all eligible Family Members.

              (iv) For purposes of computing Actual Deferral Ratios and satisfying

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the actual deferral percentage tests of Section 3.05(a), all or any part of the Employer contributions, and Employer Matching Contributions if any are made under the terms of this Plan, may be treated as voluntary salary deferral contributions provided that they are fully vested at all times are subject to the restrictions of Section 3.09 without regard to the provisions of
Section 3.10 and are otherwise deemed to be qualified nonelective contributions or qualified Matching contributions within the meaning of Regulation Section 1.401(k)-1(g)(7).

          (e) The ADP for any participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Voluntary Salary Deferrals (and Qualified Nonelective Contributions or Employer Matching Contributions, or both, if treated as Voluntary Salary Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in section 401(k) of the Code, that are maintained by the employer, shall be determined as if such Voluntary Salary Deferrals (and, if applicable), such Qualified Non-elective Contributions or Employer Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (f) In the event that this plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be

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

aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

          (g) For purposes of determining the ADP of a participant who is a five percent (5 %) owner or one of the ten most highly-paid Highly Compensated Employees, the Voluntary Salary Deferrals (and Qualified Non-elective Contributions or Employer Matching Contributions, or both, if treated as Voluntary Salary Deferrals for purposes of the ADP test) and Compensation of such participant shall include the Voluntary Salary Deferrals (and, if applicable, Qualified Non-elective Contributions and Employer Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for participants who are Non-highly Compensated Employees and for participants who are Highly Compensated Employees.

          (h) For purposes of determining the ADP test, Voluntary Salary Deferrals, Qualified Non-elective Contributions and Employer Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

          (i) The employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Employer Matching Contributions, or both, used in such test.

          (j) The determination and treatment of the ADP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

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

     3.06  CORRECTIVE DISTRIBUTION OF EXCESS CONTRIBUTIONS:

           (a) A participant's Excess Contributions for any Plan Year, and any, income attributable to those contributions, shall be distributed to the Participant no later than the last day of the following Plan Year. In the event the Plan should be terminated during a Plan Year in which Excess Contributions are made, the Excess Contribution shall be distributed no later than twelve (12) months following the date of termination.

     Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

           (b) The income attributable to the Participant's Excess Contributions shall be equal to the sum of (i) the allocable gain or loss for the Plan Year to which the Excess Contributions relate and (ii) any allocable gain or loss for the period beginning with the first day of the following Plan Year and ending of the date of distribution (the "gap period").

           (c) The income allocable to Excess Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Participant's voluntary salary deferral contributions [and to any Employer contributions or Employer Matching Contributions treated as voluntary salary deferral contributions in accordance with Section 3.05(d)(iv)] by a fraction.

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               (i)  The numerator of the fraction is the Excess Contributions of the Participant for the Plan Year.

               (ii) The denominator of the fraction is the Participant's total account balance attributable to voluntary salary deferral contributions and amounts treated as voluntary salary deferral contributions as of the end of the year, reduced by the gain allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

          (d) The income allocable to the Participant's Excess Contributions during the gap period may be calculated under the fractional method set forth in
Section 3.06(c) above. Alternatively, the income allocable for that gap period may be determined under the safe harbor method by multiplying the number of months that have elapsed since the end of the Plan Year by ten percent (10%) of the income allocable for the Plan Year, as calculated under Section 3.06(c) above.
               (i) For purposes of applying the safe harbor method, a distribution occurring on or before the fifteenth (15th) day of a month will be treated as having been made on the last day of the preceding month.

               (ii) For purposes of applying the safe harbor method, a distribution occurring after the fifteenth (15th) day of a month will be treated as having been made on the first day of the next month.

          (e) Excess contributions shall be distributed from the participant's Salary Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the participant's Salary Deferrals and Qualified Matching Contributions (to the extent used in the

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

ADP test) for the Plan Year. Excess contributions shall be distributed from the participant's Qualified Non-elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the participant's Salary Deferral Account and Qualified Matching Account.

     3.07  TREATMENT OF EXCESS DEFERRALS:

           (a) In no event may a Participant make voluntary salary deferral contributions to this Plan for any calendar year which would result in Excess Deferrals, as defined in Section 1.19, for that year.

           (b) A Participant's Excess Deferrals shall be included in the Participant's gross income for that year.

           (c) Excess Deferrals received by the Plan may be distributed to the Participant, under the following terms and conditions:

               (i) On or before March 1 following the taxable year in which the Excess Deferrals were made (or such later date as may be provided by IRS regulations), the Participant shall advise the Plan Administrator, in writing, of the existence and amount of the Excess Deferrals allocated to this Plan.

               (ii) On or before April 15 following the taxable year in which the Excess Deferrals were made, the amount of the Excess Deferrals allocable to this Plan, and any income attributable to those Excess Deferrals, shall be distributed to the Participant.

                    (A) The income attributable to the Participant's Excess Deferrals shall be equal to the sum of (I) the allocable gain or loss for that taxable year of the Participant and (II) any allocable gain or loss for the period between the end of the taxable year

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

and the date of distributions (the "gap period").

          (B) The income allocable to the Excess Deferrals for the taxable year of the Participant shall be determined by multiplying the income for that taxable year allocable to voluntary salary reduction contributions by a fraction.
               (I) The numerator of the fraction is the amount of Excess Deferrals made by the Participant for the taxable year.

               (II) The denominator of the fraction is the Participant's total Voluntary Salary Deferral Contribution Account balance as of the end of the taxable year, without regard to income or loss occurring during such taxable year.
          (C) The income allocable to the Excess Deferrals for the gap period may be calculated under the fractional method, set forth in Section 3.07(c)(ii)(B) above; alternatively, the income for such period may be determined under the safe harbor method, by multiplying the number of months that have elapsed since the end of the taxable year by ten percent (10%) of the income allocable for the taxable year, as calculated under Section 3.07(c)(ii)(B) above.

               (I) For purposes of applying the safe harbor method, a distribution occurring on or before the fifteenth (15th) day of a month will be treated as having been made on the last day of the preceding month.

               (II) For purposes of applying the safe harbor method, a distribution occurring after the fifteenth (15th) day of the month will be treated as having been made on the first day of the next month.

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

               (iii) Any corrective distribution of less than the entire amount of Excess Deferrals and income shall be treated as a pro rata distribution of the Excess Deferrals and income.

               (iv) The amount of Excess Deferrals that may be distributed with respect to any Participant for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such participant under
Section 3.06 for the Plan Year beginning with or within such taxable year.

               (v) Except as otherwise provided by law, notwithstanding the distribution of Excess Deferrals under this Section 3.07, such amounts shall not be disregarded for purposes of the nondiscrimination requirements of Section 401(a)(4), the Actual Deferral Percentage Limitations of Section 3.05 or the limitations of Code Section 415.

     3.08  LIMITATIONS ON WITHDRAWALS AND DISTRIBUTIONS:

           (a) A Participant is fully vested at all times in all amounts contributed to his Voluntary Salary Deferral Contribution Account, Qualified Non-elective Contributions, and Qualified Matching Contributions and all earnings thereon. However, except as provided in Section 3.09, no amounts may be withdrawn by, or distributed to, the Participant or his Beneficiary from such accounts prior to one of the following events:

               (i) The Participant's retirement, death, disability or termination of employment;

               (ii) The Participant's attainment of age fifty-nine and one-half (59-1/2);

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

               (iii) The termination of this Plan by the Employer without the establishment of a successor plan;

               (iv) If the Employer is a corporation, the sale or other disposition to an unrelated corporation, which does not maintain the plan, of substantially all of the assets used in a trade or business of such corporation with respect to an Employee who continues employment with the corporation acquiring the assets, or

               (v) If the Employer is a corporation, the sale or other disposition of its interest in a subsidiary to an unrelated entity with respect to an Employee who continues employment with the subsidiary.

               (vi) Satisfaction of the Hardship provisions by the participant in accordance to Section 3.09.

           (b) The provisions of this Section 3.08 shall apply to all Qualified Nonelective contributions and Qualified Matching Contributions if any are made to this Plan.

     3.09  HARDSHIP DISTRIBUTIONS:

           (a) General:  Notwithstanding the provisions of Sections 3.08,
               -------
distribution may be made to a Participant from his Voluntary Salary Deferral Contribution Account at any time, provided that the distribution is made on account of an immediate and heavy financial need of the Participant, is necessary to satisfy such financial need, and is made in accordance with the provisions of this Section 3.09. If this Plan provides for a joint and survivor annuity as the normal form of benefit, any distribution made pursuant to this Section shall be subject to spousal consent requirements of Code Sections 401(a)(ii) and 417 and the regulations thereunder.

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

          (b)  Immediate and Heavy Financial Need:  The determination as to the
               ----------------------------------
existence of a heavy and immediate financial need shall be made by the Plan Administrator on the basis of all relevant facts and circumstances, but a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant, if the distribution is made on account of:

               (i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Code Section 152);

               (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii) Payment of tuition for the next semester or quarter of post secondary education for the Participant, his spouse, children or dependents;

               (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (v) Any other circumstances which is deemed to be an immediate and heavy financial need by the Commissioner of the Internal Revenue Service through the publication of regulations, revenue rulings, notices and other documents of general applicability.

          (c)  Distribution Necessary to Satisfy Financial Need:  A distribution
               ------------------------------------------------
is made on account of a hardship only to the extent that the amount distributed does not exceed the amount required to relieve the financial need and only to the extent that the financial need cannot be satisfied from other sources which are reasonably available to the Participant. This

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

determination is to be made by the Plan Administrator on the basis of relevant facts and circumstances. The following additional requirements must be satisfied:

               (i) Prior to receiving any amount from this Plan as a hardship distribution, the Participant must first have obtained all distributions, other than hardship distributions, and all non-taxable loans (including any Participant Loans permitted under Articles XIV and XV of this Plan) currently available under all plans maintained by the Employer.

               (ii) The Participant's right to make voluntary salary deferral contributions and non-deductible voluntary contributions, if any are permitted, under this Plan shall be suspended for a period of twelve (12) calendar months following the month in which the Participant receives a hardship distribution.

               (iii) During the Participant's taxable year which immediately follows the taxable year of the hardship distribution, the Participant may not make voluntary salary deferral contributions to this or any other plan maintained by the Employer which exceed the limits in Section 1.19 for such year, reduced by the amount of voluntary salary deferral contributions which were made by the participant for the taxable year of the hardship distribution.

          (d)  Resources Considered:  A Participant's resources shall include
               --------------------
those assets of his or her spouse and minor children as are reasonably available.

          (e)  Additional Limitations on Distribution:  The following additional
               --------------------------------------
limitations shall apply to hardship distributions:

               (i) In no event shall any hardship distribution exceed the amount of

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the Participant's voluntary salary deferral contributions, plus any earnings on such contributions accrued as of December 31, 1988 (or such other date as may be provided by regulation).

               (ii) A participant who is permitted to receive a hardship distribution, as provided herein, may elect to do so at any time, but not more frequently than once per Plan Year.

     3.10 EMPLOYER MATCHING CONTRIBUTIONS: For each Plan Year, the Employer Matching Contributions shall be made by the Employer in accordance with Section
1.15. The Employer Matching Contribution, if any, made with respect to each Participant, based upon the Participant's voluntary salary deferral contribution for the Plan Year, and all gains and losses on such Employer Matching Contribution, shall be credited or charged, as the case may be, to the Participant's Employer Matching Contribution Account. The Employer Matching Contributions, if applicable, may be used to satisfy the minimum top-heavy requirements.

     3.11 NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS: A participant in the Plan is not required or permitted to make nondeductible voluntary contributions to the Trust.

     3.12  ACTUAL CONTRIBUTION PERCENTAGE LIMITATIONS:

           (a) Actual Contribution Percentage Tests:  For each Plan Year, the
               ------------------------------------
Actual Contribution Percentage for Highly Compensated Employees, as defined in
Section 1.22, must bear a relationship to the Actual Contribution Percentage for Non-Highly Compensated Employees, as defined in Section 1.24, which satisfies either of the following actual contribution percentage tests:

               (i) The Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly

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Compensated Employees multiplied by 1.25, or

               (ii) The excess of the Actual Contributed Percentage for the Highly Compensated Employees over that of the Non-Highly Compensated Employees is not more than two (2) percentage points, and the Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 2.0.
          (b)  Correction of Excess Aggregate Contributions:  In the event that
               --------------------------------------------
the Actual Contribution Percentage of the Highly Compensated Employees does not satisfy either of the actual contribution percentage tests set out in Section 3.12(a) above, the excess Employer Matching Contributions to the Plan for the Plan Year, which shall be referred to as "Excess Aggregate Contributions," and any income attributable to those Excess Aggregate Contributions shall be distributed to the Participant within twelve (12) months after the close of the Plan Year in which the excess arose. In the event the Plan should be terminated during a Plan Year in which Excess Aggregate contributions arise, such Excess contribution shall be distributed no later than twelve (12) months following the date of termination.

          (c)  Allocation of Excess Aggregate Contributions:  The Excess
               --------------------------------------------
Aggregate Contributions for any Plan Year are to be allocated among Highly Compensated Employees in accordance with the following formula:

               (i) The Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent necessary to

                     (A) Enable the Plan to satisfy one of the actual contribution

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

percentage tests, or

                     (B) Cause the Actual Contribution Ratio of that Highly Compensated Employee to equal that of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

               (ii) The above process is repeated until the Plan satisfies one of the actual contribution percentage tests.

               (iii) The Excess Aggregate Contribution of each Highly Compensated Employee is equal to his Employer Matching Contributions for the Plan Year, less an amount equal to his Actual Contribution Ratio for the Plan Year (as reduced under the method described above) multiplied by his compensation used in determining the contribution ratio.

          (d)  Definitions:  For purposes of applying the provisions of this
               -----------
Section 3.12 and Article HI,

               (i) "Actual Contribution Percentage" shall mean the average of the Actual Contribution Ratios for the group of Highly Compensated Employees, or the group of Non-Highly Compensated Employees, as the case may be.

               (ii) "Actual Contribution Ratio" shall mean, for each employee, the sum of his Employer Matching Contributions, if any, for the Plan Year divided by his compensation for the Plan Year.

                     (A) The Actual Contribution Ratio for each Employee and the Actual Contribution Percentages shall be calculated to the nearest one hundredth of one Percent.

                     (B) If a Highly Compensated Employee receives Employer

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Matching Contributions under more than one plan of the Employer, all such contributions shall be aggregated for purposes of determining the Actual Contribution Ratio of that Employee.

                    (C) If a Highly Compensated Employee is either a Five Percent Owner or one of the ten (10) most highly compensated employees, the combined Actual Contribution Ratio for that Highly Compensated Employee and all those who are Family Members, as defined in Section 1.20, with respect to the Highly Compensated Employee shall be the greater of

                        (I) The Actual Contribution Ratio determined by combining Employer Matching Contributions and compensation of all eligible Family Members who are highly compensated without regard to family aggregation, or

                        (II) The Actual Contribution Ratio determined by combining the Employer Matching Contributions and Employee Compensation of all eligible Family Members.

                    (D) For purposes of computing Actual Contribution Ratios and satisfying the actual contribution percentage tests of Section 3.12 any Employer Matching Contributions which are treated as voluntary salary reduction contributions, in accordance with Section 3.05(d)(iv), for purposes of satisfying the actual deferral percentage tests of Section 3.05(a), shall be disregarded.

                    (E) For purposes of computing Actual Contribution Ratios and satisfying the actual contribution percentage tests of Section 3.12, all or any part of the Employer contributions and voluntary salary reduction contributions may be treated as Employer Matching

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Contributions, provided that such contributions are deemed to be qualified nonelective contributions or qualified elective contributions, within the meaning of Regulation Section 1.401(m)-l(b)(2).

                    (F) For purposes of computing Actual Contribution Ratios and satisfying the actual contribution percentage tests of Section 3.12, Employer Matching Contributions are to be taken into account for a Plan Year only if such Contributions
                        (I) Are allocated to the Participant's account as of a date within the Plan Year;

                        (II) Are actually paid to the Trust no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year, and
                        (III) Are made on behalf of the Participant based on his voluntary salary reduction contributions for the Plan Year.

          (e) Income Allocable to Excess Aggregate Contributions:  The income
              --------------------------------------------------
attributable to the Participant's Excess Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year to which the Excess Aggregate Contributions relate and any allocable gain or loss for the period beginning with the first day of the following Plan Year and ending on the date of distribution (the "gap period").

               (i) The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by the multiplying the income for the Plan Year allocable to matching contributions [and amounts treated as matching contributions in accordance with

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Section 3.12(d)(ii)(E)] by a fraction.

                    (A) The numerator of the fraction is the Excess Aggregate Contributions of the Participant for the Plan Year.

                    (B) The denominator of the fraction is the participant's total account balance attributable to Employer Matching Contributions and amounts treated as Employer Matching Contributions as of the end of the Plan Year, reduced by the gain allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

               (ii) The income allocable to the Participant's Excess Aggregate Contributions for the gap period may be calculated under the fractional method set forth in Section 3.12(e)(i) above. Alternatively, the income allocable for that gap period may be determined, under the safe harbor method, by multiplying the number of months that have elapsed since the end of the Plan Year by ten percent (10%) of the income allocable for the Plan Year, as calculated under
Section 3.12(e)(i) above.

                    (A) For purposes of applying the safe harbor method, a distribution occurring on or before the fifteenth (15th) day of a month will be treated as having been made on the last day of the preceding month.

                    (B) For purposes of applying the safe harbor method, a distribution occurring after the fifteenth (15th) day of a month will be treated as having been made on the first day of the next month.

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

     3.13  MULTIPLE USE OF ALTERNATE LIMITATIONS:

           (a) General Rule:  In the event one or more Highly Compensated
               ------------
Employees of the Employer are eligible to participate in this Plan and are eligible to receive Employer Matching Contributions under this Plan or another qualified Plan maintained by the Employer which is subject to Code Section 401(m), the sum of the Actual Deferral Percentage of the group of such Highly Compensated Employees and the Actual Contribution Percentage of the group of such Highly Compensated Employees shall not exceed the aggregate limit, as defined herein.

           (b) Aggregate Limit: For purposes of this Section 3.13, the aggregate
               ---------------
limit is the sum of:

               (i)  One hundred twenty-five percent (125 %) of the greater of

                    (A) The Actual Deferral Percentage of the group of eligible Non-Highly Compensated Employees under this Plan for the Plan Year, or

                    (B) The Actual Contribution Percentage of the group of eligible Non-Highly Compensated Employees under this Plan or another qualified plan of the Employer which is subject to Code Section 401(m), and

               (ii) Two (2) plus the lesser of (A) or (B) above, but in no event more than Two Hundred Percent (200%) of the lesser of (A) or (B) above.

     For purposes of this section, the Contribution Percentage for any participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the employer,

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shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     In the event that this plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. For plan year beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

     For purposes of determining the Contribution percentage of a participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(g)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for participants who are Non-highly Compensated Employees and for participants who are Highly Compensated Employees.

     For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year

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

if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

     The employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

     The determination and treatment of the Contribution Percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (c) Determination of Percentages:  For purposes of determining the
              ----------------------------
aggregate limit, the Actual Deferral Percentage and Actual Contribution Percentage shall be determined after application of all of the provisions of
Section 3.05 and 3.12 and after any corrective distribution of excess contributions, as provided in Sections 3.06 and 3.12.

          (d) Correction of Multiple Use:  In the event the aggregate limit of
              --------------------------
Section 3.13(b) is exceeded, resulting in a multiple use of the alternate limitation, the Employer, at its election, shall reduce the Actual Deferral Percentage of the Highly Compensated Employees, in accordance with the provisions of Section 3.05, or the Actual Contribution Percentage of the Highly Compensated Employees, in accordance with the provisions of Section 3.12.

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

                           ARTICLE IV - ALLOCATIONS

     4.01  ALLOCATION OF EMPLOYER CONTRIBUTIONS:

           (a) Each Participant's share of Employer contributions, as determined under Section 3.01, paid into or accrued for the Trust for each Plan Year and any forfeitures shall be determined as follows:

               (i) So much of the contribution as does not exceed the Excess Contribution Percentage multiplied by the total Aggregate Compensation of all Eligible Participants shall be allocated to each Eligible Participant in the ratio which his Aggregate Compensation bears to the total Aggregate Compensation paid to all Eligible Participants during such year.

               (ii) The balance of the contribution shall be allocated to each Eligible Participant in the ratio which his Compensation bears to the total Compensation paid to all Eligible Participants during such year.

           (b) Notwithstanding the foregoing, for any Plan Year for which the top heavy provisions of Article X apply, each Participant's share of Employer contributions and any forfeitures shall be determined in accordance with Section 10.03.
           (c) For purposes of applying this Section 4.01;

               (i) "Aggregate Compensation" shall mean a sum of the Participant's Compensation and his Excess Compensation.

               (ii) "Excess Compensation" shall mean the eligible Participant's Compensation in excess of the Integration Level.

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               (iii) "Excess Contribution Percentage" shall mean the greater of
5.7%; or the portion of the rate of tax under Code Section 3111(a) in effect as of the first day of the Plan Year which is attributable to old-age insurance (the "OAI rate"); provided, however, that if the Integration Level is less than one hundred percent (100%) of the Social Security Taxable Wage Base in effect as of the first day of the Plan Year, the Excess Contribution Percentage shall be defined in accordance with the following schedule:

If the Integration Level is:                       The Excess Contribution Percentage is:
---------------------------                        -------------------------------------
[A] More than the greater of (I) $10,000 or        [A] The greater of (I) 4.3% or (II) the OAI
(II) 20% of the Social Security Taxable Wage       rate multiplied by a fraction, (.043/.057).
Base in effect as of the first day of the Plan
Year, but not more than 80% of that Taxable
Wage Base.

[B] More than 80% but less than 100% of the        [B] The greater of (I) 5.4% or (II) the OAI
Social Security Taxable Wage Base in effect        rate multiplied by a fraction, (.054/.057).
as of the first day of the Plan Year.


               (iv) "Integration Level" shall mean one hundred percent (100%) of the Social Security Taxable Wage Base in effect as of the first day of the Plan Year.

          (d)  The term "Eligible Participant" shall be defined, for purposes of
Section 4.01(a), as a Participant who has been credited with one thousand (1,000) hours or more Hours of Service in the Plan Year and is still employed by the Employer on the last day of that Plan Year. In addition, any Participant whose employment is terminated during the Plan Year because of death, disability or attainment of retirement age shall be deemed to be an Eligible Participant for purposes of this Section 4.01.

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               (i) Notwithstanding the foregoing, if, with respect to any Plan
Year, the Plan would fail to satisfy the minimum coverage requirements of Code
Section 410(b), the following provisions shall apply:

                    (A) If pursuant to Section 1.06, leased employees are ineligible to participate in this plan, then for such Plan Year, the leased employees shall be eligible to participate in the plan if they meet the eligibility requirements under Section 1.06.

                    (B) In the event subparagraph (A) above does not apply or in the event the application of subparagraph (A) is not sufficient to satisfy Code
Section 410(b) for that Plan Year, the Participant who has been credited with the next highest Hours of Service shall be deemed to be an Eligible Participant. This process shall be repeated until Code Section 410(b) for that Plan Year is satisfied. If two or more Participants have the same number of Hours of Service, all of them will be deemed to be an Eligible Participant.

                    (C) In the event the application of subparagraph (B) is not sufficient to satisfy Code Section 410(b) for that Plan Year, the Participant who has been credited with the next highest Hours of Service and who has terminated during the Plan Year shall be deemed to be an Eligible Participant. This process shall be repeated until Code Section 410(b) for that Plan Year is satisfied. If two or more Participants have the same number of Hours of Service, all of them will be deemed to be an Eligible Participant.

               (ii) The provisions of this Section 4.01(d)(i) shall apply only for those Plan Years in which the Plan would otherwise fail to satisfy the minimum coverage requirements of Code Section 410(b) requirements of Code
Section 410(b) and only to the extent necessary to

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satisfy those requirements.

            (e) Each Participant's share of the Employer contribution- shall be allocated to his Employer Contribution Account.

     4.02   APPLICATION OF FORFEITURES AND SUSPENSE ACCOUNT:

            (a) Any forfeitures attributable to Employer Contributions occurring during the Plan Year, in accordance with Section 1.40(b), shall be allocated as of the last day of the Plan Year to reinstate amounts to Participants' accounts under Section 4.02(b), 6.02 or 12-04; any balance remaining shall then be credited in the same manner as Employer contributions in accordance with Section 4.01.
            (b) Any forfeitures attributable to Employer Matching Contributions occurring during the Plan Year, in accordance with Section 1.40(c), shall be used to reduce Employer Matching Contributions in the current Plan Year or succeeding Plan Years.

            (c) If the Participant from whose account such amounts are taken shall return to the service of the Employer without having incurred five (5) consecutive One Year Breaks in Service, such amounts shall be reinstated to his account. This section shall be subject to Section 6.02(e).

     If a distribution is made at a time when a participant has a nonforfeitable right to less than one hundred percent (100%) of the account balance derived from employer contributions and the participant may increase the nonforfeitable percentage in the account:

                (i) A separate account will be established for the participant's interest in the plan as of the time of the distribution, and

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                (ii) At any relevant time the participant's nonforfeitable portion of the separate account will be equal to an amount ("x") determined by the formula: x = P (AB + (R x D)) - (R x D). For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

            (d) Any excess contribution held in the suspense account pursuant to
Section 3.02 shall be credited in the same manner as Employer contributions in accordance with Section 4.01.

     4.03   CREDITING GAINS AND LOSSES ON GENERAL TRUST INVESTMENTS:

The share of the gains and losses on the general investments of the Trust shall be credited to Participants' accounts no less frequently than as of the last day of each Plan Year. The amount to be credited or charged to each Participant's account shall be determined by applying the formula (A/B) x C. A is the market value of the Participant's account as of the last valuation date; B is the market value of the total accounts of all Participants at the beginning of the Plan Year; and C is the net gain or loss of the Trust investments for the period beginning after the last valuation date and ending on the current valuation date. For purposes of this computation, however, there shall be excluded from the Participant's account balance any amounts which would otherwise be credited under Sections 4.011 4.02, and 4.04 for the current year. No gains and losses shall be allocated to the Section 3.02 suspense account or to any Participant's account which has been distributed prior to the last day of the Plan Year.

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

     4.04 PARTICIPANT'S CONTROL: The Trustee may, on a uniform and nondiscriminatory basis, adopt a procedure to permit Participants to exercise control over the assets in their individual accounts. Such procedure may give the Participant complete control or it may provide that the Participant may choose from an enumerated series of available options. In either event, the procedure shall be clearly communicated to each Participant and, further, shall be attached to this Plan as an appendix. If such a procedure is adopted, all gains and losses on the directed investment shall be credited or charged, as the case may be, to the Participant's account.

     4.05 PLAN MAINTAINED BY MORE THAN ONE EMPLOYER: In the event the Employer, as defined in Section 1.13, includes more than one (1) employer, notwithstanding any other provision herein to the contrary, the following rules shall be applicable:

            (a) For purposes of determining Hours of Service and Years of Service, all Employers maintaining this Plan shall be treated as a single Employer.

            (b) The Trustee shall aggregate all Employer's contributions to the Trust.

            (c) Each Employer's contribution for each Plan Year shall be aggregated, and shall be allocated in accordance with Section 4.01, among the accounts of all Participants employed by all Employers.

            (d) In the event this Plan shall be integrated with Social Security, and an Employee performs services for more than one (1) Employer maintaining this Plan, then, with respect to that Employee, the integration level shall be determined by multiplying the integration level specified in Section 4.01 by a fraction, the numerator of which is the Employee's

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Compensation attributable to service with the Employer and the denominator of which is the Employee's Compensation attributable to all Employers maintaining the Plan.

     4.06 STOCK RIGHTS, SPLITS AND DIVIDENDS: The Trustee, in its discretion, may exercise or sell any rights to purchase securities appertaining to shares of Company stock held by the Trustee under the Plan. Participant's Accounts shall be appropriately credited. Securities received by the Trustee by reason of a stock split, stock dividend or other distribution shall be appropriately allocated to Participant's Accounts holding an interest in Company stock.

     4.07 VOTING OF STOCK BY THE TRUSTEE: Each Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to Company stock allocated to such Participant's Account. As soon as practicable prior to the occasion for the exercise of such voting rights, the Company shall deliver or cause to be delivered to each Participant, all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to shares of Company stock allocated to the Participant's Account. Instructions by Participants to the Trustee shall be on such form or in such other manner and pursuant to such regulations as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. Any shares of Company stock for which no instructions are received by the Trustee within such time specified in the notice shall not be voted, except to the extent that the Trustee determines otherwise consistent with the Trustee's duties under ERISA. Any shares of Company stock which are not allocated to Participants' Accounts shall be voted in the same proportions as the shares of Company stock for which timely instructions were received from Participants, except to the extent that the Trustee determines otherwise consistent with the Trustee's duties

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

under ERISA.

     4.08 CONFIDENTIALITY FIDUCIARY: The Company shall designate an executive of the Company to serve as a confidentiality fiduciary to oversee the confidentiality of the exercise of the rights of any Participant. If the confidentiality fiduciary determines that a situation has potential for undue influence by an Employer, such Plan fiduciary shall direct an independent confidentiality fiduciary to perform such activities as are necessary to ensure the confidentiality of the rights of Participants.

     4.09 TENDER OFFER RESPONSE ON COMPANY STOCK: In the event of a tender offer or a self-tender by the Company for any Company stock held in the Plan, the Company shall as promptly as practicable request or cause to be requested of each Participant, instructions as to the tender offer response desired by that Participant in connection with the shares of Company stock allocated to the Account of such Participant and the Trustee shall be bound by the instructions received. Any such instructions shall remain in the strict confidence of the Trustee. Any shares of Company stock for which no instructions are received by the Trustee within such time specified in the notice shall not be tendered, except to the extent that the Trustee determines otherwise consistent with the Trustee's duties under ERISA. Any shares of Company stock which are not allocated to Participants' Accounts shall be tendered by the Trustee in the same proportion as the shares for which timely instructions were received by the Trustee from Participants, except to the extent that the Trustee determines otherwise consistent with the Trustee's duties under ERISA.

     4.10 SHARE LEGEND: Shares of Company stock held or distributed by the Trustee

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

may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

     4.11 INSIDER RESTRICTIONS: In accordance with procedures established by the Plan Administrator, the Plan Administrator shall apply any requirements or restrictions required for the Plan to obtain the protections of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor Rule or regulation intended to replace Rule 16b-3 and apply any requirements or restrictions to ensure compliance with any other applicable securities law.

     4.12 EXTENT OF EMPLOYEE'S RIGHTS: At the time of distribution or withdrawal by Participant he shall be entitled to receive Company stock or cash as provided in Section 1.26; provided, however, that the Employers do not guarantee that the fair market value of Company stock will be equal to the purchase price of such stock or that the total amount withdrawable in cash with respect to any period will be equal to or greater than the amount of the Participant's contributions for such period.

     Each Participant assumes all risk in connection with any decrease in the market price of the Company stock, other investments or cash allocated to his Accounts in accordance with the Plan.

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

                             ARTICLE V - BENEFITS

     5.01   RETIREMENT BENEFIT:

            (a) Normal Retirement Benefit:  A Participant who retires upon his
                -------------------------
attainment of Normal Retirement Age, as defined in Section 1.27, shall be entitled to receive the entire balance in his accounts, computed as of his Normal Retirement Date, as defined in

            (b) Late Retirement Benefit: A participant whose employment
                -----------------------
continues beyond his Normal Retirement Date shall be entitled to receive the entire balance in his accounts, computed as of the last day of the Plan Year in which his employment terminates.

            (c) Early Retirement Benefit:  A participant who retires upon his
                ------------------------
attainment of his Early Retirement Age, as defined in Section 1.07, shall be entitled to receive the entire balance in his accounts, computed as of the last day of the Plan Year in which his employment terminates.

     5.02 DISABILITY BENEFIT: A Participant whose employment with the Employer ceases as a result of total disability shall be entitled to receive the entire balance of his accounts computed as of the valuation date coincident with or immediately preceding the date of distribution. A Participant is deemed to be totally disabled if he is rendered unable to engage in his usual and customary activities or `m any comparable activity by reason of any physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Receipt of Social Security disability benefits shall be conclusive evidence of disability. Disability may also be proven by way of independent medical opinion.

     5.03 DEATH BENEFIT: Upon the death of a Participant, his entire account balance,

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computed as of the Valuation Date coincident with or following the date of death, shall be paid in accordance with the provisions of Article VII.

     5.04 DEFERRED VESTED BENEFIT: In the event a Participant's employment is terminated for any reason other than retirement, disability or death, he shall be entitled to receive the Vested Portion of his account, determined in accordance with Section 1.40, and distribution of such deferred vested benefit shall be in accordance with the provisions of Articles VI and VII. If a participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement. Alternatively, if a Participant separates from service before satisfying the service requirement for early retirement, but has satisfied the age requirement, the Participant will be entitled to elect an early retirement benefit upon separation from service.

     5.05 VALUATION DATE: The assets of the Plan shall be valued as of the last day of each Plan Year, although more frequent valuations shall be permitted in accordance with a consistent administrative policy adopted by the Plan Administrator. Except as otherwise provided herein, the benefits due to any Participant shall be determined by valuing the Participant's accounts as of the valuation date coincident with or immediately preceding the date on which the Participant becomes entitled to distribution.

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

                     ARTICLE VI - COMMENCEMENT OF BENEFITS

     6.01 MANDATORY COMMENCEMENT DATE:

          (a) The Trustee must begin payment of each Participant's benefits not later than sixty (60) days following the close of the Plan Year in which the Participant reaches Normal Retirement Age, terminates employment after reaching his Early Retirement Age, becomes disabled, or dies, unless voluntarily postponed by the Participant. Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which

               (i) the participant attains age sixty-five (65) or normal retirement age, if earlier;

               (ii) occurs the tenth (10th) anniversary of the year in which the participant commenced participation in the plan; or,

               (iii) the participant terminates service with the employer.

     Notwithstanding the foregoing, the failure of a participant and spouse, if spousal consent is required, to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.02(e) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

          (b) Except as provided in Section 6.01(c) or 6.01(d), distribution of benefits shall begin not later than the first (1st) day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), which date shall be the Participant's "required commencement date".

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

          (c) As to any Participant who attains age seventy and one-half (70-1/2) prior to January 1, 1988, the required commencement date shall be determined in accordance with the following rules:

               (i) If the Participant is not a five percent (5%) owner, distribution of his benefits shall begin not later than the first (lst) day of April of the calendar year following the calendar year in which there occurs the later of the Participant's retirement or his attainment of age seventy and one-half. If the Participant is not a five percent (5%) owner, attains age seventy and one-half (70-1/2) during 1988, and has not retired as of January 1, 1989, distribution of his benefits shall begin not later than April 1, 1990.

               (ii) If the Participant is or was a five percent (5%) owner during any year beginning after December 31, 1979, distribution of his benefits shall begin not later than the first (lst) day of April of the calendar year following the later of:

                      (A) The calendar year in which the Participant attains age seventy and one-half (70-1/2), or

                      (B) The earlier of the calendar year coincident with, or within which, there occurs the end of the Plan Year in which the Participant becomes a five percent (5%) owner or the calendar year in which the Participant retires.

               (iii) A Participant is treated as a five percent (5%) owner for purposes of this Section 6.01(c), if such Participant is a five percent (5%) owner at any time during the Plan Year ending coincident with, or within, the calendar year in which such Participant attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

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               (iv)   Once distribution has begun to a five percent (5%) owner
pursuant to this Section 6.01(c), such distribution must continue even if the Participant ceases to be a five percent (5 %) owner in a subsequent year.

          (d) Notwithstanding the other requirements of this article and subject to the Joint and Survivor Annuity Requirements (if applicable); distribution on behalf of any employee, including a five percent (5%) owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences:

               (i) The distribution by the trust is one which would not have disqualified such trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (ii) The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

               (iii) Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

               (iv) The employee had accrued a benefit under the plan as of December 31, 1983.

               (v) The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

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

     A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

     For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections. 7.1(a) and (e).

     If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering

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the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in A&A J-2 and Q&A J-3 shall apply.

     6.02 CASH-OUT DISTRIBUTION: The Trustee shall make a cash-out distribution, as defined in Section 1.03, to a Participant in advance of the date provided in Section 6.01 under the following terms and conditions:

          (a) If the value of a Participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution, exceeded) three thousand five hundred dollars ($3,500) and the account balance is immediately distributable, the participant and the participant's spouse (or where either the participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the participant and the participant's spouse shall be obtained in writing within the ninety (90) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The plan administrator shall notify the participant and the participant's spouse of the right to defer any distribution until the participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features and an explanation of the relative value of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

     Notwithstanding the foregoing, only the participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the

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account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to Section 7.01 of the plan, only the participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this plan, if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the participant's account balance may, without the participant's consent, be distributed to the participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, then the participant's account balance will be transferred without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

     An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse before the participant attains or would have attained if not deceased) the later of normal retirement age or age sixty-two (62).

     For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the participant's vested account balance shall not include amounts attributable to accumulated

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deductible employer contributions within the meaning of Section 72(o)(5)(B) of the Code.

          (b) The value of the Participant's accounts shall be determined as of the last valuation on the date preceding the date of distribution, which date may be different from the valuation date of Section 5.05.

          (c) The date of distribution shall be designated by the Participant but shall be no earlier than the date specified in Section 1.03.
Notwithstanding the foregoing, a Participant's voluntary salary deferral contributions, exclusive of earnings, shall be distributed to the Participant as of the valuation date following the termination of employment, unless the Participant elects to defer such distribution.

          (d) For purposes of this Section 6.02, if the Vested Portion of a Participant's account is zero, the Participant shall be deemed to have received a cash-out distribution as of the earliest date permitted under Section 1.03.

          (e) The Participant shall be entitled to make contributions to the Plan for Purposes of restoring the nonvested portion, if any, of his accounts at any time prior to the earlier of (i) the fifth (5th) anniversary of his subsequent Employment Commencement Date with the Employer, or (ii) his incurring five (5) consecutive One Year Breaks in Service. The restoration contributions shall be the same amount received by the Participant as the cash-out. All such amounts received by the Trustee shall be held in a separate subaccount until credited to the Participant's account as of the valuation date coincident with or next following his making of such restoration contributions. The amount of each account to be restored shall be the nonvested portion unaffected by gains or losses subsequent to the cash-out.

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     6.03  DISTRIBUTION PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER:
Notwithstanding any other provision of this Plan, the Trustee may make a distribution at any time as directed pursuant to a domestic relations order, which has been determined to be a Qualified Domestic Relations Order under
Article XVI of this Plan, to an alternate payee without regard to whether the Participant has separated from service with the Employer or has attained the earliest retirement age under the Plan.

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                        ARTICLE VII - FORM OF BENEFITS

     7.01  METHOD OF PAYMENT:

           (a) All benefits hereunder shall be paid to the Participant or his Beneficiary in the Normal Form of Benefit, as defined in Section 1.26.

           (b) If the participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                (i) If a participant's benefit is to be distributed over (A) a period not extending beyond the life expectancy of the participant or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary or (B) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the participant's benefit by the applicable life expectancy.

                (ii) For calendar years beginning before January 1, 1989, if the participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the participant.

                (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of (A) the applicable life expectancy or (B) if the participant's spouse is not the designated

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beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the participant shall be distributed using the applicable life expectancy in Section 7.01(b)(i) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

               (iv) The minimum distribution required for the participant's first distribution calendar year must be made on or before the participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

               (v) If the participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

          (c) The entire interest of a participant must be distributed or begin to be distributed no later than the participant's required beginning date.

          (d) Subject to the Joint and Survivor Annuity Requirements, the requirements of this article shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

     7.02 DISTRIBUTION OF BENEFITS UPON DEATH: The following distribution provisions shall take effect upon the death of a Participant:

          (a) In the event a Participant should die prior to receiving any or all of his

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benefits, such benefits shall be paid to the Participant's surviving spouse, or if the surviving spouse has already consented to another beneficiary designation in writing which acknowledges the effect of such election and which is witnessed by a representative of the Plan Administrator or a notary public, such benefits shall be paid to the Participant's designated Beneficiary or, if none, in accordance with Section 7.03.

          (b) If the Participant's death occurs after distribution of his benefits has commenced, any remaining portion of such benefits shall be distributed at least as rapidly as under the method of distribution being applied prior to his death.

          (c) If the Participant's death occurs prior to the commencement of distribution of his benefits, distribution of his entire benefit shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with subparagraph (i) or (ii) below.

              (i) If any portion of the Participant's benefit is payable to a designated Beneficiary, distribution may be made in substantially equal installments over the life of or over a period certain not greater than the life expectancy of the Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

              (ii) If the Beneficiary is the Participant's surviving spouse, the commencement date provided in subparagraph (i) above need not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died or (B) December 31 of the calendar year in which the Participant would have

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attained age seventy and one-half (70-1/2).

          (d) If the Participant has not elected a method of distribution pursuant to Section 7.02(c) prior to his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of

              (i) December 31 of the calendar year in which the distribution would be required to begin under this Section 7.02, or

              (ii) December 31 of the calendar year which contains the fifth
(5th) anniversary of the date of the Participant's death. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire benefit must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

          (e) For purposes of Section 7.02(c), if the Participant's surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 7.02(c), with the exception of Subparagraph (ii) therein, shall be applied as if the surviving spouse were the Participant.

          (f) For purposes of this Section 7.02, any amount paid to a child of the Participant will be treated as if it had been payable to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (g) For purposes of this Section 7.02, distribution of a Participant's benefit is considered to begin on the Participant's required commencement date, as defined in Section 6.01, or, if Section 7.02(e) is applicable, the required commencement date for distribution to the

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surviving spouse, pursuant to Section 7.02(c). If distribution in the form of an annuity irrevocably commences to the Participant prior to his required commencement date, distribution is considered to begin on the date distribution actually commences.

     7.03 DEFINITIONS: For purposes of applying the provisions of this Article VIE[:

           (a) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year and if life expectancy is being recalculated such succeeding calendar year.

           (b) Designation of Beneficiary.  Each participant may designate one
(1) or more primary or contingent Beneficiaries to whom his benefits are to be paid in the event the Participant should die prior to receiving such benefits. Notwithstanding the foregoing, in the event the Participant designates a Beneficiary other than his surviving spouse, such designation shall not be effective unless the Participant's spouse consents or has consented to such designation in accordance with Section 7.02.

     If, at the time of the Participant's death, no such Beneficiary is living, or if the Participant has failed to designate one and the Participant has no surviving spouse, the Trustee shall pay the benefits to the legal representative of the Participant's estate.

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           (c) Distribution Calendar Year.  A calendar year for which a minimum distribution is required in accordance with the provisions of Section 6.01. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date as defined in Section 6.01. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.02 above.

           (d) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations.

     Unless otherwise elected by the participant (or spouse, in the case of distributions described in Section 7.02(c)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

           (e)  Participant's Benefit.

                (i) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

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                (ii) Exception for second distribution calendar year.  For purposes of paragraph (i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

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                       ARTICLE VII - INSURANCE CONTRACTS

     8.01 TRUSTEE'S OPTION: The Trustee may offer insurance coverage to Plan Participants on a uniform, proportionate and nondiscriminatory basis. In that event, each Participant shall have the right to direct the Trustee to purchase one (1) or more insurance contracts for his accounts. The Trustee shall apply for, and will be the owner of, any insurance contract purchased under the terms of this Section 8.01. Each insurance contract must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of such contract to the Participant's spouse or other designated beneficiary, in accordance with the provisions of Article VII.

     8.02 LIMITATION ON PURCHASE OF INSURANCE: The premiums for ordinary life insurance contracts purchased for a Participant's account shall at all times be less than one-half (1/2) of the total contributions allocated to his accounts, and premiums for term insurance shall at all times be less than one-fourth (1/4) of such contributions. Further, the Trustee may not use any of the contract value to continue life insurance for the Participant after his employment has terminated. Subject to the Joint and Survivor Annuity requirements, if applicable, the insurance contract on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits. In addition, a Participant whose service is terminated may purchase from the Trust any insurance or annuity contract held as an investment of his account. If a Participant is found to be insurable only at a mortality classification other than standard, the Trustee shall purchase on the Participant's life an ordinary or term life insurance contract, as the case may be, having such face amount as the available premium will

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provide. If a Participant is determined to be uninsurable, the Trustee shall not be required to purchase any life insurance contract on the life of such Participant.

     Any dividends or credits earned on insurance contracts will be allocated to the participant's account derived from employer contributions for whose benefit the contract is held.

     8.03 INSURANCE COMPANY: No insurance company which issues policies under the Plan shall be deemed to be a party to the Plan for any purpose. The company's sole duties shall be to honor the contract terms and to provide such information regarding the policies as is required by law. In the event of any conflict between the terms of this plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

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                              ARTICLE IX - CLAIMS

     9.01 CLAIMS: Participants and Beneficiaries shall direct all benefit claims to the Plan Administrator. Such claims may be made either orally or in writing. The Plan Administrator shall allow or deny the claim within sixty (60) days after it is made. If the claim is denied, the Plan Administrator, after consulting legal counsel, shall notify the claimant of the denial in writing within the above sixty (60) day period. The notice of denial shall give the specific reason or reasons for denial, shall refer to the Plan provisions upon which the denial is based, shall describe any information or material with which the claimant could perfect his claim and explain why such material is necessary, and shall describe the claims review procedure.

     9.02 REVIEW OF CLAIM: The Participant or Beneficiary may demand a review of his claim within ninety (90) days after the denial of his claim. The review shall be made, at the claimant's written request, by the Trustee, legal counsel and the Plan Administrator. The claimant shall have access to all pertinent documents and shall be entitled to submit oral and written arguments to the reviewing group. Decisions on review shall be made within thirty (30) days after the request for review. If the claim is denied after review, the decision shall be in writing and shall contain the same information as the notice of denial.

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                       ARTICLE X - TOP HEAVY PROVISIONS

     10.01  DEFINITIONS: For purposes of applying the provisions of this Article
X:

          (a) "Compensation" shall have the same meaning as for purposes of applying the limitations of Code Section 415, as set forth in Appendix I to this Plan.

          (b) "Determination Date" shall mean, for any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

          (c) "Key Employee" shall mean any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is

              (i) an officer of the Employer who has annual compensation of more than fifty percent (50%) of the dollar limitation on benefits from a defined benefit pension plan under Code Section 415(b)(1)(A) for such Plan Year.

              (ii) one of the ten (10) Employees who has annual compensation of more than the dollar limitation on annual additions to a defined contribution plan under Code Section 415 for such Plan Year and who owns, or is considered to own, within the meaning of Code Section 318, more than a one-half (1/2%) percent interest and the largest interests in the Employer; provided, however, that in the event two (2) Employees have the same interest in the Employer, the Employee having greater annual compensation shall be treated as having a larger interest,


              (iii) a Five Percent Owner of the Employer, or

              (iv)  a more than one percent (1%) owner of the Employer who has

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annual compensation of more than One Hundred Fifty Thousand Dollars
($150,000.00). In addition and notwithstanding any of the foregoing to the contrary, the term "Key Employee" shall be defined, at all times, in accordance with Code Section 416(i) and regulations issued thereunder.

          (d) "Non-Key Employee" shall mean any Employee who is not a Key Employee.

          (e) "Permissive Aggregation Group" shall mean the Required Aggregation Group plus any other qualified plan maintained by the Employer, provided that such group, when taken as a whole, would satisfy the requirements of Code Sections 401(a)(4) and 410.

          (f) "Required Aggregation Group' shall mean this Plan, each qualified plan of the Employer in which a Key Employee is a Participant, and any other qualified plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, including any qualified plan which may have been terminated during the five (5)- year period ending on the determination date.

          (g) "Top Heavy Plan" shall mean a qualified plan in which the sum of the aggregate accounts of Key Employees (or, in the case of a defined benefit pension plan, the present value of the cumulative accrued benefits under the plan for Key Employees) exceeds sixty percent (60%) of the aggregate accounts (or present value of accrued benefits) of all Participants.

          (h) "Top Heavy Plan Year" shall mean any Plan Year for which the Plan is determined, under Section 10.02, to be a Top Heavy Plan.

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          (i) "Super Top Heavy Plan' shall mean a qualified plan in which the sum of the aggregate accounts of Key Employees (or, in the case of a defined benefit pension plan, the present value of the cumulative accrued benefits under the Plan for Key Employees) exceeds ninety percent (90%) of the aggregate accounts (or present value of accrued benefits) of all Participants.

          (j) "Super Top Heavy Plan Year" shall mean any Plan Year for which the Plan is determined, under Section 10.02, to be a Super Top Heavy Plan.

          (k) "Valuation Date" shall mean the last day of each plan year.

          (l) "Top Heavy Ratio' shall mean the following:

              (i) If the Employer maintains one or more defined contribution plans, including any Simplified Employee Pension Plan, and the Employer has not maintained any defined benefit plan which, during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all key Employees as of the Determination Date, and the denominator of which is the sum of all account balances. Both the numerator and the denominator shall include any part of the account balance distributed during the five (5) year period ending on the Determination Date and shall be computed in accordance with Code Section 416 and the regulations issued thereunder. In addition, the numerator and denominator shall be increased to reflect any contribution which is required to be taken into account on that date under Code
Section 416 and the regulations thereunder, although not actually paid as of the Determination

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Date.

              (ii) If the Employer maintains one or more defined contribution plans, including any Simplified Employee Pension Plan, and the Employer maintains or has maintained one or more defined benefit plans which, during the five (5) year period ending on the Determination Date has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the provisions of Paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with the provisions of Subparagraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations issued thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top Heavy Ratio shall be increased for any distribution of an accrued benefit made during the five (5) year period ending on the Determination Date.

              (ii)  For purposes of Subparagraphs (i) and (ii) above,

                    (A) The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date which falls within, or ends with, the twelve (12) month period ending on the Determination Date, except as provided in

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Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded .

                    (B) The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations issued thereunder. No deductible employee contributions will be taken into account for purposes of computing the Top Heavy Ratio.

                    (C) When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                    (D) The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C). The present value of accrued benefits will be determined under the interest and mortality rates specified in the defined benefit plan.

     10.02  DETERMINATION OF TOP HEAVY STATUS:

            (a) An evaluation shall be made, as of each Determination Date, in accordance with the terms of this Section 10.02, to determine whether the Plan is a Top Heavy Plan.

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          (b) If an individual is a Non-Key Employee with respect to the Plan
Year, but such individual was a Key Employee with respect to the Plan for any prior Plan Year, the aggregate account of that individual (or, in the case of a defined benefit pension plan, the present value of his accrued benefit) shall not be taken into account in determining whether the Plan is a Top Heavy Plan.

          (c) If an individual has not performed any service for the Employer at any time during the five (5)-year period ending on the Determination Date, the aggregate account of that individual (or, in the case of a defined benefit pension plan, the present value of his accrued benefit) shall not be taken into account in determining whether the Plan is a Top Heavy Plan.

          (d) The determination of whether the Plan is a Top Heavy Plan shall be made after aggregating the Plan with all plans in the Required Aggregation Group and any Permissive Aggregation Group. The Plan shall not be a Top Heavy Plan for any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group which is not top heavy.

          (e) The value of each Participant's aggregate account (or present value of accrued benefit) shall be determined with reference to such distributions, contributions, rollovers and transfers as required by Code
Section 416 and regulations issued under that Code Section and as valued as of the Determination Date.

     10.03  MINIMUM ALLOCATIONS:

            (a) For any Top Heavy Plan Year, each Participant's share of Employer contributions (and any forfeitures, if the Plan provides for forfeitures) shall be determined in accordance with Section 4.01, provided that such determination results in an allocation to each

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Eligible Participant who is a Non-Key Employee which is not less than the
Minimum Allocation required in accordance with this Section 10.03(a).

              (i) The Minimum Allocation required in a Top Heavy Plan Year for each Eligible Participant who is a Non-Key Employee shall be three percent (3 %) of such Participant's Compensation for that Plan Year, or such lesser percentage of his Compensation as equals the largest percentage of Compensation allocated for that Plan Year, including any voluntary salary reduction contributions, to any Participant who is a Key Employee.

              (ii) For any Plan Year in which the Plan is a Top Heavy Plan, but not a Super Top Heavy Plan, and in which a Key Employee is a Participant in both the Plan and a defined benefit pension plan included in Required Aggregation Group which is Top Heavy, an increased Minimum Allocation shall be provided for each Non-Key Employee who is a Participant in this Plan only, if such increased allocation is necessary to avoid application of Code Section 416(h)(1), by substituting four percent (4%) for three percent (3%) in applying Section 10.03(a)(i).

              (iii) In lieu of the Minimum Allocation provided in subparagraph
(i) or (ii) above, if a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Minimum Allocation required for each such Non-Key Employee who is an Eligible Participant shall be five percent (5%) of his Compensation; provided, however, that for any Plan Year in which this Plan is a Top Heavy Plan but not a Super Top Heavy Plan, an increased Minimum Allocation shall be provided to each such Non-Key Employee by substituting seven and one-half percent (7-1/2%)

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for five percent (5%) hereunder, if such increased allocation is necessary to avoid application of Code Section 416(h)(1).

          (b) In the event the determination of Participants' shares of Employer contributions (and any forfeitures, if the Plan provides for forfeitures) in accordance with Section 4.01 fails to satisfy the Minimum Allocation for each Eligible Participant who is a Non-Key Employee, as provided in Section 10.03(a), then the Participants' shares of Employer contributions (and any forfeitures, if the Plan provides for forfeitures) shall be determined as follows:

              (i) First, the Employer contributions (and any forfeitures), or a portion thereof, shall be allocated among the accounts of all those Participants eligible, under Section 4.01 or 10.03(d), to share in such allocation in the ratio that each such Participant's Aggregate Compensation for the Plan Year bears to the total Aggregate Compensation of all such Participants for that Plan Year; provided, however, that the portion of the Employer contributions (and any forfeitures) allocated under this subparagraph shall not exceed three percent (3%) or, if Section 10.03(a)(iii) applies five percent (5%) of the Compensation of all such Participants for the Plan Year.


              (ii) Second, for any Plan Year in which the Employer also maintains a defined benefit pension plan included in a Required Aggregation Group which is top heavy, an extra allocation shall be made, in accordance with the provisions of Section 10.03(a)(ii) or (iii), to the account of each Non-Key Employee to whom the provisions of Section 10.03(a)(iii), as the case may be, in an amount equal to one percent (1 %), or, if Section 10.03(a)(iii) applies, two and

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one-half percent (2-1/2%) of such Non-Key Employee's Compensation, if necessary to avoid the application of Code Section 416(h)(1) and the adjusted limitation of Code Section 416(h) would otherwise be exceeded.

              (iii) Third, any part of the Employer contributions (and any forfeitures) which is not allocated shall be allocated in accordance with the provisions of Section 4.01; provided, however, that for purposes of Section 4.01(a)(i), the Excess Contribution Percentage, if applicable, shall be reduced by three percent (3%) or, if Section 10.03(a)(iii) applies, by five percent (5%).

          (c) Alternatively, and notwithstanding the provisions of subparagraph
(b) above, in the event the determination of Participants' shares of the Employer contributions (and any forfeitures, if the Plan provides for forfeitures) in accordance with Section 4.01 fails to satisfy the Minimum Allocation for any Eligible Participant who is a Non-Key Employee, as provided in Section 10.03(a), the Employer, at its sole option, may elect for any Plan Year to contribute to the account of each such Non-Key Employee the additional amount necessary to provide the required Minimum Allocation.

          (d) For purposes of this Section 10.03, the term "Eligible Participant" shall mean a Participant who is employed by the Employer on the last day of the Plan Year, regardless of the number of Hours of Service with which he is credited in that year and regardless of the amount of his Compensation for that year.

          (e) Notwithstanding anything herein to the contrary, in the event the Employer maintains another qualified plan in which a Non-Key Employee participates, to the

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extent that, for any Plan Year, a minimum benefit or contribution is being accrued or allocated for that Non-Key Employee, the Minimum Allocation requirements of Section 10.03(a), as to that Non-Key Employee, shall be reduced or disregarded.

     10.04 MINIMUM VESTING:

           (a) In the event Section 1.40 provides that a Participant's Vested Portion of his account(s) derived from Employer Contributions and/or Employer Matching Contributions is determined in accordance with a schedule under which such contributions fully vested over a period of seven (7) years, during any Top Heavy Plan Year, a Participant's Vested Portion of such account(s) shall be determined in accordance with the following schedule:

               Years of Vested Service       Vested Portion
               -----------------------       --------------

                   Less than 2                      0%
                   2 but less than 3               20%
                   3 but less than 4               40%
                   4 but less than 5               60%
                   5 but less than 6               80%
                   6 or more                      100%

           (b) Alternatively, in the event Section 1.40 provides that Participant's Vested Portion of his account(s) derived from Employer Contributions and/or Employer Matching Contribution is determined in accordance with a schedule under which such contributions fully vest after five (5) year, during any Top Heavy Plan Year, a Participant's Vested Portion of such account(s) shall be determined in accordance with the following schedule:

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               Years of Vested Service       Vested Portion
               -----------------------       --------------

                   Less than 3                      0%
                   3 or more                      100%

          (c) If, in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Employer may elect to continue to apply the provisions of this Section 10.04, or to revert to the provisions of Section 1.40; provided, however, that such reversion shall be treated as a Plan amendment pursuant to the provisions of Article XI.

          (d) The provisions of this Section 10.04 shall not be applicable to the extent Section 1.40 provides that a Participant's Vested Portion of his account(s) shall be determined in accordance with a schedule identical to one of the schedules set forth in this Section 10.04 or shall be one hundred percent (100%) at all times.

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                    ARTICLE XI - AMENDMENT AND TERMINATIONS

     11.01 GENERAL: The Employer expects to continue the Plan indefinitely, but is not contractually bound to do so. In order to protect both Employees and the Employer against unforeseen contingencies, the Employer reserves the right to amend or terminate the Plan or to discontinue contributions at any time without the consent of any other party.

     11.02 AMENDMENT: All amendments to the Plan or Trust, including appendices provided for herein, shall be in writing, and, except for those items which the Plan provides may be adopted by the Trustee alone, shall be approved by formal action of the Employer. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective as regards the Trustee, if the Trustee shall, within thirty (30) days after notification of the amendment, notify the Employer that it does not intend to be bound by such change and shall tender its written resignation as Trustee.

     No amendment shall be effective as to any Employee who is a Participant on the later of the date such amendment is adopted or the date on which it becomes effective, to reduce his Vested Portion, as determined under Section 1.34 or 10.04, whichever is applicable. In the event said vesting provisions shall be amended, each Participant who has completed at least three (3) Years of Service prior to the expiration of the election period described herein may elect to have his Vested Portion computed without regard to the amendment; provided, however, that as to any Participant who is not credited with at least one (1) Hour of Service after December 31, 1988, the election period herein shall be available to such Participant only if he has completed at least five (5) Years of Service. Such election must be filed with the Plan Administrator within sixty
(60)

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days of the latest of.

          (a)  the adoption by the Sponsor of the amendment,
          (b)  the effective date of such amendment, and
          (c) the receipt by the Participant of written notice of the amendment from the Employer.

     Furthermore, in the event said vesting provisions shall be amended, in the case of an employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's right to his employer derived account balance will not be less than his percentage computed under the plan without regard to such amendment.

     No amendment shall be effective to the extent that it has the effect of decreasing a Participant's account balance or of eliminating an optional form of benefit with respect to benefits attributable to service before the amendment.

     11.03 TERMINATION: Upon complete or partial termination of the Plan or complete discontinuance of contributions, each affected Participant shall be fully vested in the entire balance of his accounts.

     11.04 FAILURE TO QUALIFY: If the Internal Revenue Service shall initially determine that contributions to the Trust are not deductible by the Employer because the Plan is discriminatory or not qualified, the Employer may terminate the Plan and recover for itself the entire fund, with the exception of insurance and other costs which are not refundable, but only if the application for the qualification is made by the time prescribed by law for f@g the

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employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

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                      ARTICLE XII - PARTICIPANTS' RIGHTS

     12.01 MERGER AND CONSOLIDATION: If this Plan is merged or consolidated with any other plan, the Participants shall be entitled to at least as much benefit immediately after the merger or consolidation as they were immediately prior to such merger or consolidation. The same rule shall apply to a transfer of assets or liabilities from this Plan to another. In deciding whether the Participants' benefits are adversely affected, the Trustee shall assume that the Participants' rights are fully vested in the plans after termination.

     12.02 EMPLOYMENT RIGHTS: The Plan shall not confer upon any Participant or other Employee any right of employment, and it shall not interfere with the right of the Employer to discharge any Participant or other Employee.

     12.03  SPENDTHRIFT:

            (a) Except as provided by law for loans from the Plan to a Participant or otherwise, no benefits under the Plan shall be liable for or subject to the contracts, debts, liabilities or torts now or hereafter made, contracted , incurred or committed by any Participant, former Participant, or Beneficiary thereof; nor shall such benefits be liable to attachment, garnishment or legal or equitable process; nor shall any assignment, alienation, pledge or encumbrance of such benefit made by such person be valid; but such benefits shall be paid by the Trustee directly to or for the benefit of such persons entitled thereto, without regard to any assignment, order, attachment or claims whatsoever.

            (b) Subparagraph (a) of this Section 12.03 shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant

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to a domestic relations order, as defined in Article XVI hereof, but shall not apply, if such order is determined, in accordance with the provisions of that Article, to be a Qualified Domestic Relations Order.

     12.04  INABILITY TO LOCATE PARTICIPANT OR BENEFICIARY:

            (a) In the event the Trustee, after diligent effort, is unable to locate any Participant or Beneficiary entitled to a distribution of benefits, such benefits, valued as of the most recent valuation date, shall be converted to cash and deposited into a separate, interest bearing account, to be held there for a period of seven (7) years, or, if less, such period of time as required for escheat under the laws of the state in which the Employer is located, unless and until the Participant or Beneficiary shall have been located.
            (b) Upon the expiration of such period of time, or upon the termination of the Plan, if earlier, the segregated account and all interest accrued thereon, shall be forfeited and reallocated among the remaining Participants in accordance with the provisions of Section 4.02(a). In the event the Participant or Beneficiary is located subsequent to the reallocation, the benefit, unadjusted by any gains or losses, shall be restored and distributed to him.
            (c) For purposes of this Section 12.04, the Trustee shall be deemed to have made a diligent effort to locate the Participant or Beneficiary, if notice has been sent by registered United States mail, return receipt requested, to the last known address of the Participant or Beneficiary and if an advertisement has been published once in the classified section of a newspaper of general circulation in the locality of the last known address of the Participant or Beneficiary.

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          (d) In the event that the participant makes a claim after his benefit is forfeited, such benefit will be reinstated.

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                      ARTICLE XII - TRANSFER OF ACCOUNTS
                       TO AND FROM OTHER QUALIFIED PLANS


     13.01 TRANSFER FROM PLAN: In the event an employee, former employee, former employee's surviving spouse, employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order receives an .eligible rollover distribution, they may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of the eligible rollover distribution paid directly to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that accepts eligible rollover distributions by means of a direct transfer.

     For purposes of this section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of an individual, except that it does not include: any distribution that is one of a series of substantially equal -periodic payments (not less frequently) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent it is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

     A direct rollover for purposes of this section is a payment by the plan to the individual retirement account, individual retirement annuity, an annuity plan or a qualified trust specified by

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the employee.

     13.02 TRANSFER TO PLAN: The trustee shall not accept any amounts from the trustee of any other qualified plans with the exception of a qualified plan or former qualified plan maintained by the Employer.

     13.03 REQUIREMENT OF TRUST: The requirements of the trust referred to above are as follows:

            (a) The recipient or transferring trust must be tax-exempt under Code Section 501 and part of a profit sharing or pension plan which is a qualified plan under Code Section 401(a); and

            (b) The trustee of the recipient trust must be willing and able to accept the said amount pursuant to the terms of the recipient trust, such acceptance to be in writing.

     13.04 RESTRICTIONS ON TRANSFERRED ACCOUNTS: All accounts transferred to or from this Plan pursuant to this Article XIII shall continue to be subject to all of the provisions and limitations specifically applicable to such accounts as if such accounts had remained in the transferring plan, including, specifically, provisions for distribution of benefits in the form of a joint and survivor annuity or Qualified Pre-Retirement Survivor Annuity.

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                      ARTICLE XIII - TRANSFER OF ACCOUNTS
                       TO AND FROM OTHER QUALIFIED PLANS



                                   RESERVED

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            ARTICLE XIV - LOANS FROM EMPLOYER CONTRIBUTION ACCOUNTS


     14.01 PROCEDURE: After receiving a Participant's application and according to a written administrative policy, the Trustee may make a loan to a Participant from his Employer Contribution Account and/or his Employer Matching Contribution Account, if any. The amount of such loan, when added to the total outstanding balance of all other such loans to the Participant from this Plan and from all other plans of the Employer and any other plans required to be aggregated herewith, shall not exceed the lesser of one-half (1/2) of the Participant's total Vested Portion of all his accounts under this Plan and all his accounts or accrued benefits under all such other plans, or Fifty Thousand Dollars ($50,000.00), reduced by the excess of the Participant's highest outstanding loan balance during the one (1) year period ending on the day before the new loan is made over the outstanding balance of loans on the date of the new loan. The loan payment (principal and interest) shall be repaid in level payments, not less frequently than quarterly over a period not extending beyond five (5) years from the date of the loan, unless a longer period shall be allowed by law, and shall be evidenced by a note. The Participant shall assign, as security for the loan, all of his right, title and interest in and to the Trust Fund, provided that the Participant's spouse consents, in writing, to such assignment, not more than ninety (90) days prior to the date of the loan, if such consent is required by law. In the event the Participant's spouse does not so consent and spousal consent is required by law, the Participant shall provide such adequate security for the loan as the Trustee shall require.

     14.02  INTEREST:  Except as set forth in Section 4.04, all loans under this
Article XIV

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shall be considered investments of the Trust and shall bear interest at a reasonable rate. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate.

     14.03  REPAYMENT UPON TERMINATION OF EMPLOYMENT:

     Notwithstanding any other provision herein to the contrary, in the event a Participant having an outstanding loan obligation hereunder terminates his employment with the Employer, the Trustee may declare the balance of the loan to be due and payable as of the date of such termination or may deduct the unpaid balance from any payment or distribution from the Trust to which the Participant may be entitled.

     14.04  GENERAL:

            (a) Loans shall be made available to all participants and beneficiaries on a reasonably equivalent basis.

            (b) Loans shall not be made available to highly compensated employees in an amount greater than the amount made available to non-highly compensated employees.

            (c) Loans must be adequately secured and bear a reasonable interest rate.
            (d) No participant loan shall exceed the present value of the participant's vested accrued benefit.

            (e) No loans will be made to any shareholder-employee or owner-employee.

     If spousal consent has been obtained in accordance with 14.01, then, notwithstanding any other provision of this plan, the portion of the participant's vested account balance used as a

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security interest held by the plan, shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

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

            ARTICLE XIV - LOANS FROM EMPLOYER CONTRIBUTION ACCOUNTS

                                    RESERVED

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              ARTICLE XV - LOANS FROM VOLUNTARY SALARY REDUCTION
                             CONTRIBUTION ACCOUNTS


     15.01 PROCEDURE: After receiving a Participant's application and according to a written administrative policy, the Trustee may make a loan to a Participant from his Voluntary Salary Reduction Contribution Account, in an amount not to exceed the maximum permitted by law. The loan payment (principal and interest) shall be repaid in level payments not less frequently than quarterly over a period not extending beyond five (5) years from the date of the loan, unless a longer period shall be allowed by law, and shall be evidenced by a note. The Participant shall assign, as security for the loan, all of his right, title and interest in and to the Trust Fund, provided that the Participant's spouse consents, in writing, to such assignment not more than ninety (90) days prior to the date of the loan, if such consent is required by law. In the event the Participant's spouse does not so consent and spousal consent is required by law, the Participant shall provide such adequate security for the loan as the Trustee shall require.

     15.02 INTEREST: Each loan to a participant under this Article XV shall be considered an investment of that Participant's Voluntary Salary Reduction Contribution Account, made in accordance with the investment direction of the Participant pursuant to Section 4.04. Interest shall be charged on the loan at a reasonable interest rate and shall be allocated solely to the Participant's Voluntary Salary Reduction Contribution Account.

     Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate.

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     15.03  GENERAL:

            (a) Loans shall be made available to all participants and beneficiaries on a reasonably equivalent basis.

            (b) Loans shall not be made available to highly compensated employees in an amount greater than the amount made available to non-highly compensated employees.

            (c) Loans must be adequately secured and bear a reasonable interest rate.

            (d) No participant loan shall exceed the present value of the participant's vested accrued benefit.

            (e) No loans will be made to any shareholder-employee or owner-employee.

     If spousal consent has been obtained in accordance with 15.01, then, notwithstanding any other provision of this plan, the portion of the participant's vested account balance used as a security interest held by the plan, shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

     15.04 LOAN PREPAYMENT: The Participant may elect to prepay his Plan loan in full at any time in cash, in shares of Company stock previously acquired by the Participant and held

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outside of the Plan, or in a combination of cash and such shares of Company stock. The value of any Company stock used to prepay the Plan loan shall be determined in accordance with procedures established by the Plan Administrator.

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               ARTICLE XV - LOANS FROM VOLUNTARY SALARY DEFERRAL
                            CONTRIBUTION ACCOUNTS

                                   RESERVED

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          (a) Loans must be adequately secured and bear a reasonable interest rate.
          (b) No participant loan shall exceed the present value of the participant's vested accrued benefit.

          (c) No loans will be made to any shareholder-employee or owner-employee.

     If spousal consent has been obtained in accordance with 15.01, then, notwithstanding any other provision of this plan, the portion of the participant's vested account balance used as a security interest held by the plan, shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

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

               ARTICLE XVI - QUALIFIED DOMESTIC RELATIONS ORDERS

     16.01 DEFINITIONS: For purposes of applying the provisions of this Article.

            (a) "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agreement) which

                (i) relates to the provision of child support, alimony payments, or marital property rights for a spouse, former spouse, child or other dependent of a Participant, and

                (ii) is made pursuant to a state domestic relations law, including community property law.

            (b) "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which

                (i) creates or recognizes the existence of the right of an Alternate Payee to receive all or a portion of the benefits payable with respect to a Participant under this Plan or assigns such right to an alternative payee;

                (ii) clearly specifies (A) the names and.-last known mailing addresses, if any, of the Participant and each Alternate Payee covered by the order, (B) the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or the period to which it applies, and (D) each plan to which it applies;

                (iii) does not require the Plan to provide any type or form of benefits or any option for which the Plan does not otherwise provide;

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                 (iv)  does not require the Plan to provide increased benefits, determined on the basis of actuarial value, and

                 (v) does not require the payment to an Alternative Payee of benefits which are required to be paid to another Alternative Payee under another order previously determined to be a Qualified Domestic Relations Order.

            (c) "Alternative Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under this Plan with respect to such Participant. Any person who is an Alternative Payee under a Qualified Domestic Relations Order shall be considered to be a Beneficiary under the Plan. Unless specifically provided to the contrary by the Qualified Domestic Relations Order, by law or by regulation, the rights of an Alternate Payee hereunder shall terminate upon the death of the Alternate Payee.

     16.02 NOTICE: In the event a Domestic Relations Order is received by the Plan, the Plan Administrator shall promptly notify the Participant and each Alternative Payee of the receipt of such order and of the Plan's procedures for determining the qualified status of the Order.

     16.03  DETERMINATION OF QUALIFIED STATUS:

            (a) Within a reasonable period after receipt of a Domestic Relations Order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternative Payee, or the designated representative, if any, of the Alternate Payee, of its determination. Such determination shall be made in

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accordance with reasonable procedures adopted in writing by the Plan
Administrator.

            (b) During such time as the determination of qualified status is pending, the amounts which would have been payable to the Alternative Payee during that period, if the Order had been determined to be a Qualified Domestic Relations Order, shall be segregated in a separate account in the Plan or in an escrow account.

            (c) If, within eighteen months, the Order, or any modification thereof, is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the segregated amounts, together with any interest accrued thereon, to the person or persons entitled thereto.

            (d) If, within eighteen months, it is determined that the order is not a Qualified Domestic Relations Order or the issue of qualified status is not resolved, the Plan Administrator shall direct the Trustee to pay the segregated amounts, together with any interest accrued thereon, to the person or persons who would have been entitled to such amounts had there been no order.

            (e) Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen-month period shall be applied prospectively only.

     16.04 APPLICABLE INTEREST RATE: For purposes of this Article XVI, in determining amounts to be paid to an Alternate Payee, the interest rate to be applied shall be the greater of the Applicable Federal Rate or Alternative Applicable Federal Rate as of the date of payment, unless otherwise specified by the Qualified Domestic Relations Order.

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                                 APPENDIX - I
                                 ------------
                           LIMITATIONS - SECTION 415

     This section of the Appendix states the limitations on contributions and benefits which are applicable to Limitation Years beginning after December 31, 1986. The Limitation Year for this Plan, unless otherwise stated elsewhere in this Plan or otherwise defined by resolution or other appropriate action, shall be the Plan Year. These limitations are complex. This appendix is therefore written primarily for the use of the Trustee and the Trustee's accountants, legal counsel and other advisors. The technical terminology is that of the Internal Revenue Code of 1986.

     For each year, the annual additions credited to each Participant under this Plan, plus the annual additions to such Participant's account in any other defined contribution plan maintained by the Employer or an affiliate thereof, or a defined contribution plan of another corporation which the Participant controls, shall be limited to the lesser of (a) twenty-five percent (25%) of his compensation or (b) Thirty Thousand Dollars ($30,000.00), or, if greater, one-fourth (1/4) of the dollar limitation then in effect under Code Section 415(b)(1)(A) for defined benefit plans. The existence of "control' shall be determined under Code Section 414, as modified by Code Section 415.

     For purposes of these limitations, a Participant's compensation shall include his Earned Income and all wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, and bonuses; a Participant's compensation shall exclude (a) Employer contributions

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to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (d) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b), whether or not the amounts are actually excludable from the Participant's gross income, and (e) contributions for medical benefits (within the meaning of Code Section 419(f)(2)) after separation from service which are treated as annual additions under Code Section 4150)0) or 419A(d)(2).

     The annual additions consist of the total of the Employer contribution, employee contributions, (determined without regard to any rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)), and
forfeitures which are credited to the Participant's account(s), and any amounts allocated after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement Medicare benefits allocated to the separate account of a key employee, as defined in

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Code Section 419A(d)(3) under a Welfare Benefit Fund, as defined in Code Section
419(e), maintained by the employer are treated as annual additions to a defined contribution plan. For this purpose, any excess contributions applied in the Plan Year to reduce employer contributions will be considered annual additional for such Plan Year. Notwithstanding the foregoing, the annual additions for years beginning prior to January 1, 1987, shall be computed in accordance with the plan provisions then in effect and need not be recomputed in accordance with this Appendix. Any adjustments to maximum dollar limitations on annual additions, as are prescribed by appropriate regulations, shall be automatically effective hereunder, as of January I of the calendar year for which the adjustment is made and shall apply to any limitation year ending during that calendar year.

     If the annual additions exceed the limitations specified herein, the Employer contribution on behalf of the Participant shall be reduced according to
Section 3.02.

     If an Employee is a participant in one (1) or more defined benefit plans and one (1) or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed one (1.0). The defined benefit plan fraction for any year is a fraction (a) the numerator of which is the projected annual benefit of the participant under all the defined benefit Plans whether or not terminated (determined as of the close of the Plan Year), and (b) the denominator of which is the lesser of: (1) the product of one and twenty-five one-hundredths (1.25) multiplied by the maximum dollar limitation in effect under Code Section 415(b)(1)(A) for such year, or (2) the product of one and four-tenths (1.4) multiplied by the amount which may be taken into account under Code Section

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415(b)(1)(B) for such year.

     Notwithstanding the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant has accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.

     The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1987. The defined contribution plan fraction for any year is a fraction (a) the numerator of which is the sum of the "annual additions" (as the term is defined under Code Section 415(c)(2) and applicable regulations as in effect for the year for which such annual additions are computed) to the Participant's account as of the close of the Plan Year and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the
Employer: (1) the product of one and twenty-five one-hundredths (1.25) multiplied by the dollar limitation in effect under Code Section 415(c)o)(A) for such year (determined without regard to Code Section 415(c)(6)), or (2) the product of one and four-tenths (1.4) multiplied by the amount which may be taken into account under Code Section 415(c)o)(B) for such year. If the employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined

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contribution plans maintained by the employer which were in existence on May 6,
1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986 but using the Section 4.15 limitation applicable to the first limitation year beginning on or after January 1, 1987. Notwithstanding the foregoing, for any year in which the Plan is a Top Heavy Plan, the denominator of the defined benefit plan fraction shall be computed using a factor of one (1.0) instead of one and twenty-five one-hundredths (1.25).

     At the election of the Plan Administrator, in determining the denominator of the defined contribution fraction, the amount taken into account with respect to a Participant for years ending prior to January 1, 1983, shall be equal to the product of the amount determined above for the year ending in 1982, multiplied by the "transition fraction". The transition fraction is a fraction
(a) the numerator of which is the lesser of: (1) $51,875.00, or (2) one and four-tenths (1. 4) multiplied by twenty-five percent (25 %) of the compensation of the Participant for the year ending in 1981, and (b) the denominator of which is the lesser of: (1) $41,500.00, or (2) twenty-five percent (25%) of the compensation of the Participant for the year ending in 1981.

     If the sum of the defined benefit plan fraction and the defined contribution plan fraction

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shall exceed one (1.0) in any year for any Participant in this Plan, the
Employer shall adjust the numerator of the fraction applicable to the plan designated by the Employer as the non-primary plan, so that the sum of both fractions shall not exceed one (1.0) in any year for such Participant.

     If any of the transitional rules of the Tax Equity and Fiscal Responsibility Act of 1982 or the Tax Reform Act of 1986 shall apply, then such transitional rule shall take precedence over the above limitations.

     For purposes of these limitations, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan.

     The above limitations are intended to comply with the provisions of Code
Section 415, as amended, so that the maximum benefits provided by the plan or plans of the Employer shall be exactly equal to the maximum amounts allowed under Section 415 and the regulations thereunder. If there is any discrepancy between the provisions of this Appendix and Code Section 415, such discrepancy shall be resolved so as to give full effect to the provisions of Code Section 415.

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                                  APPENDIX II
                                  -----------
                           IMPLEMENTING SECTION 4.04
                            EARMARKING OF VOLUNTARY
                            -----------------------
                   SALARY DEFERRAL CONTRIBUTIONS ACCOUNTS AND
                   ------------------------------------------
                    EMPLOYER MATCHING CONTRIBUTION ACCOUNTS
                    ---------------------------------------

     A Participant shall have the right to direct the investment of assets in his Voluntary Salary Deferral Contribution Account and/or cash portion of his Employer Matching Contribution Account.

     A Participant shall have the right to direct the investment of up to 20% of his Voluntary Salary Deferral Contributions made on or after November 1, 1999 in shares of Company stock. A Participant shall have the right to change the investment of his Voluntary Salary Deferral Contributions in Company stock and any investment in Company stock representing the repayment of his Plan loan, to another investment fund available under the Plan at the same time and in the same manner as other investment changes; provided, however, that investment elections relating to Company stock shall be subject to such restrictions as the Plan Administrator deems necessary or advisable to ensure compliance with applicable securities laws. With the exception of the foregoing Voluntary Salary Deferral Contributions, any Employer Matching Contributions made to the Plan in Company stock pursuant to Section 1.15 of the Plan, and any Company stock used to repay a Participant's Plan loan pursuant to Section 15.04 of the Plan, no other amounts held under the Plan shall be permitted to be invested in Company Stock.

     An investment direction shall be effective only if it is given by the Participant to the Trustee in writing and is sufficiently clear as to communicate the instructions to the Trustee.

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     The Trustee shall have no liability for following the directions of the
Participant and has no duty to ascertain whether the investment is prudent. If the Trustee believes that any investment direction may or will result in a prohibited transaction, the Trustee, without liability to the Participant or any other party, may refuse to implement the direction until the Trustee shall be satisfied that the transaction is proper, based upon such opinions of counsel as the Trustee shall desire.

     All costs of administering an account hereunder, including reasonable attorneys or accounting fees, shall be charged to that account.

     The Investment Committee, as defined by Section 1.23a, shall have the responsibility to select the funds to which the Participants may invest.

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